OPERATING AGREEMENT
                                      OF
                               RT TRI-STATE LLC


                  THIS OPERATING AGREEMENT is entered into as of September 28, 2000, between Reckson Tri-State Member LLC, a Delaware limited liability company (together with its permitted successors and assigns, "Reckson") and TIAA Tri-State LLC, a Delaware limited liability company (together with its permitted successors and assigns, "TIAA LLC"). Reckson and TIAA LLC shall hereinafter collectively be referred to as the "Members".

                  WHEREAS, a limited liability company was previously formed pursuant to the provisions of the Delaware Limited Liability Company Act (as the same may be amended from time to time, the "LLC Act") under the name RT Tri-State LLC (the "LLC") pursuant to a Certificate of Formation dated as of September 14, 2000 (the "Certificate") and pursuant to which Reckson OP (as hereinafter defined) was the sole member;

                  WHEREAS, subsequent to the LLC's formation, Reckson OP contributed all of its interest in the LLC to Reckson in exchange for Reckson's receipt of all of the ownership interests in the LLC;

                  WHEREAS, on the date hereof, the LLC owns all right, title and interest in (a) Reckson Stamford Towers LLC ("Reckson/Stamford Towers LLC"), the owner of fee simple title to the property commonly known as Stamford Towers, Stamford, Connecticut ("Stamford Towers"), (b) Reckson Short Hills LLC ("Reckson Short Hills LLC"), the owner of a condominium unit in the building known as 51 JFK Parkway, Short Hills, New Jersey (such condominium unit, "51 JFK"), (c) Reckson 120 White Plains Road LLC ("Reckson 120 White Plains Road LLC"), the owner of fee simple title to the property commonly known as 120 White Plains Road, Tarrytown, New York ("120 White Plains"), (d) 400 Garden City LLC ("400 Garden City LLC"), the owner of fee simple title to the property commonly known as 400 Garden City Plaza, Garden City, New York ("400 Garden City Plaza"), (e) 1305 Walt Whitman LLC ("1305 Walt Whitman LLC"), the owner of fee simple title to the property commonly known as 1305 Walt Whitman Road, Melville, New York ("1305 Walt Whitman"), (f) 90 Merrick LLC ("90 Merrick LLC"), the owner of the ground lessee's interest in the building commonly known as 90 Merrick Avenue, East Meadow, New York ("90 Merrick") and (g) 275 Broadhollow LLC ("275 Broadhollow LLC"), the owner of fee simple title to the property commonly known as 275 Broadhollow Road, Melville, New York ("275 Broadhollow"). Each of Reckson/Stamford Towers LLC, Reckson Short Hills LLC, Reckson 120 White Plains Road LLC, 400 Garden City LLC, 1305 Walt Whitman LLC, 90 Merrick LLC and 275 Broadhollow LLC shall be referred to individually as a "Property Owner" and collectively as the "Property Owners". Each of Stamford Towers, 51 JFK, 120 White Plains, 400 Garden City Plaza, 1305 Walt Whitman, 90 Merrick and 275 Broadhollow shall be referred to individually as a "Property" and collectively as the "Properties." The Members acknowledge that the agreed gross value of each Property as of the date of this Agreement is as set forth on Schedule 1 (the "Allocated Values"); and

                  WHEREAS, on the date hereof and as set forth herein (a) TIAA LLC has made an initial capital contribution to the LLC in the amount set forth in Section 5.01(a)(i), (b) TIAA LLC has received a 49% interest in the LLC in exchange for such contribution; and (c) such capital contribution has been distributed to Reckson (the occurrence of the events described in clauses
(a), (b) and (c) on the date of this Agreement are sometimes herein referred to as the "Closing").

                  NOW, THEREFORE, in consideration of the foregoing, and of the covenants and agreements hereinafter set forth, Reckson and TIAA LLC hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

                  Unless otherwise specified, all references herein to Articles or Sections are to Articles or Sections of this Agreement. Unless the context otherwise specifies or requires, capitalized terms used herein shall apply equally to both the singular and the plural forms of such capitalized terms and shall have the following respective meanings:

                  51 JFK: As defined in the recitals to this Agreement.

                  90 Merrick LLC: As defined in the recitals to this Agreement.

                  90 Merrick:  As defined in the recitals to this Agreement.

                  101 JFK:  As defined in Section 7.05.

                  120 White Plains: As defined in the recitals to this Agreement.

                  275 Broadhollow: As defined in the recitals to this Agreement.

                  275 Broadhollow LLC: As defined in the recitals to this Agreement.

                  400 Garden City LLC: As defined in the recitals to this Agreement.

                  400 Garden City Plaza: As defined in the recitals to this Agreement.

                  1305 Walt Whitman: As defined in the recitals to this Agreement.

                  1305 Walt Whitman LLC: As defined in the recitals to this Agreement.

                  Actively Managed Entity: As defined in Section 9.06(a)(i).

                  Adjusted Net Ordinary Cash Flow: For any period means an amount equal to the Net Ordinary Cash Flow for such period plus payments on account of debt service, any expenses required or permitted to be capitalized, Leasing Costs, Management Fees and excluding any changes in Cash Reserves.

                  Adjusted Portfolio Valuation: As defined in Section 9.06(a)(ii)(A).

                  Affiliate: When used with reference to a specified Person, means any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person. For purposes of this definition of "Affiliate" the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  Agreement: This Operating Agreement, as it may be further amended or supplemented from time to time.

                  Allocated Values: As defined in the recitals to this Agreement.

                  Annual Report:  As defined in Section 8.04.

                  Applicable Interest: As defined in Section 9.04(a)(i).

                  Applicable Leases: As defined in Section 12.01(a).

                  Appraiser: As defined in Section 9.06(a)(ii)(A).

                  Approved Entity:  As defined in Section 9.06(a)(i).

                  Approved Entity List: As defined in Section 9.06(a)(i).

                  Approved Pledgee: As defined in Section 9.09(d).

                  Bank Account:  As defined in Section 8.03.

                  Bankrupt: "Bankruptcy" shall mean, and a Member shall be deemed "Bankrupt" upon, (i) the entry of a final, nonappealable decree or order for relief of the Member by a court of competent jurisdiction in any involuntary case involving the Member under any bankruptcy, insolvency or other similar law now or hereafter in effect; (ii) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar agent for the Member or for all or substantially all of the Member's assets or property which appointment is not discharged within ninety (90) days; (iii) the ordering of the winding up or liquidation of the Member's affairs; (iv) the filing with respect to the Member of a petition in any such involuntary bankruptcy case, which petition remains undismissed for a period of 90 days; (v) the commencement by the Member of a voluntary case under any bankruptcy, insolvency or other similar law now or hereafter in effect; (vi) the consent by the Member to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar agent for the Member or for all or substantially all of the Member's assets or property; (vii) the making by the Member of any general assignment for the benefit of creditors; or (viii) the admission in writing by the Member of its inability to pay its debts as such debts become due.

                  Base Rents: For any Lease, the annual base rent payable by the tenant under such Lease (calculated on a per rentable square foot basis of the space demised under such Lease).

                  Binding Commitment Notice: As defined in Section 9.04(a)(i).

                  Binding Commitment Period: As defined in Section 9.04(a)(i).

                  Binding Loan Commitment: As defined in Section 10.03(c).

                  Binding Property Notice: As defined in Section 9.05(c).

                  Binding Third Party Property Notice: As defined in Section 10.01(a).

                  Book Value: Means, with respect to any LLC Asset, the asset's adjusted basis for federal income tax purposes, except that, in accordance with the rules set forth in Treas. Reg. Section 1.704-1(b)(iv)(f):

                           (a)  The initial Book Value of the assets of the LLC
as of the date of the contribution or deemed contribution shall be their respective gross fair market values at such time as reasonably determined by the Operating Member and approved by TIAA LLC, which approval shall not be unreasonably withheld and, in the case of each Property shall be equal to its applicable Allocated Value;

                           (b)  The Book Value of any asset distributed or
deemed distributed by the LLC to any Member shall be adjusted immediately prior to such distribution to equal its gross fair market value at such time as reasonably determined by the Operating Member and approved by TIAA LLC, which approval shall not be unreasonably withheld;

                           (c)  The Book Values of all LLC assets may be
adjusted to equal their respective gross fair market values, as reasonably determined by the Operating Member (and approved by TIAA LLC, which approval shall not be unreasonably withheld or delayed) as of:

                           (i)  the date of the acquisition of an
                                additional interest in the LLC by any new or existing Member in exchange for a contribution to the capital of the LLC; or

                           (ii) upon any distribution in liquidation of
                                the LLC, or the distribution by the LLC to a retiring or continuing Member of money or other assets of the LLC in reduction of such Member's Interest in the LLC.

         Any adjustments to the adjusted basis of any asset of the LLC pursuant to Sections 734 or 743 of the Code shall be taken into account in determining such asset's Book Value in a manner consistent with Treas. Reg. Section 1.704-1(b)(2)(iv)(m); and

                            (d)  If the Book Value of an asset has been
determined pursuant to clauses (a) through (c) above, such Book Value shall thereafter be adjusted in the same manner as would the asset's adjusted tax basis for federal income tax purposes, except that depreciation and amortization deductions shall be computed based on the asset's Book Value as so determined, and not on the asset's adjusted tax basis in a manner consistent with Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3) or 1.704-3(d)(2), as applicable.

                  Borrower: As defined in Section 10.03(b).

                  Broker: As defined in Section 13.21.

                  Budgets: As defined in Section 7.03(a)(i).

                  Business Plan:  As defined in Section 7.03(a)(i).

                  Business Day: Monday through Friday of each week, except that a legal holiday recognized as such by the Government of the United States and any other day on which banks in the State of New York are required or permitted to be closed shall not be regarded as a business day.

                  Buy-Sell Lockout or Buy-Sell Lockouts: As defined in Section 9.05(a).

                  Capital Account: means, with respect to any Member, the capital account of such Member maintained pursuant to Section 6.01, including all additions thereto and subtractions therefrom pursuant to this Agreement.

                  Capital Budget:  As defined in Section 7.03(a)(i).

                  Capital Contribution: Any property (including cash) contributed to the LLC by or on behalf of a Member.

                  Capital Improvements: Any renewals, replacements and improvements to the Properties which in accordance with GAAP must be capitalized.

                  Cash Reserves: Reserve funds established by the Operating Member to pay LLC Charges as set forth in the Business Plan or as reasonably approved by TIAA LLC. TIAA LLC hereby approves an initial Cash Reserve of $250,000 to be held by the LLC, which shall be in addition to any "Property Level Reserves" (as such term is defined in each Management Agreement).

                  Certificate:  As defined in the recitals to this Agreement.

                  Change in Control: Means the occurrence of any Person or group (as such term is used in Section 13(d)(3) and 14(d)(2) of the Exchange
Act), other than the Permitted Holders, being or becoming the beneficial owner (as such term is used in Section 13(d)(3) and 14(d)(2) of the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of a Reckson Party, including by way of merger, consolidation or otherwise. For purposes of this paragraph "Permitted Holders" means (a) Teachers, (b) Senior Management of Reckson Associates, (c) the spouses, issue, parents and first cousins of Senior Management of Reckson Associates and the first cousins of the spouses, issue and parents of the Rechlers, (d) trusts for the benefit of the Persons described in clause (b) and (c) of this definition, (e) entities controlling or controlled by foregoing Persons and (f) in the event of the death of any such individual Person, heirs or testamentary legatees of such Person; provided, that the parties described in (c), (d) and (e) shall only be deemed Permitted Holders so long as a majority of the Persons holding the positions of executive vice president or higher at Reckson Associates are either Senior Management of Reckson Associates or individuals with at least 10 years experience in owning or operating commercial real estate. For purposes of this definition "Voting Stock" means equity interests in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect the Board of Directors or other governing body of such corporation or Person.

                  Change in Control Notice: As defined in Section
9.06(a)(ii)(A).

                  Closing:  As defined in the recitals to this Agreement.

                  Code: The Internal Revenue Code of 1986, as in effect and hereafter amended, and, unless the context otherwise requires, applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

                  Conflict Notice: As defined in Section 9.06(a)(ii)(A).

                  Contracts:  As defined in Section 12.01(a)(xiii).

                  Contributing Member:  As defined in Section 5.02(b)(i).

                  Contributing Member Contribution: As defined in Section 5.02(b)(ii).

                  Conversion Date:  As defined in Section 5.02(b)(ii).

                  CPI: The Consumer Price Index for All Urban Consumers (CPI-U), All Items, applicable to the N.Y.-Northeastern N.J. area (1982-84 =
100) for urban wage earners and clerical workers, as published by the U.S. Department of Labor, Bureau of Labor Statistics. If such Consumer Price Index is discontinued or otherwise revised during the term of this Agreement, the Consumer Price Index for All Urban Consumers (CPI-U), All Items, U.S. City Average (1982-84 = 100) for urban wage earners and clerical workers, as published by the U.S. Department of Labor, Bureau of Labor Statistics, shall be used, and if such national index is discontinued or otherwise revised during the term of this Agreement, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Consumer Price Index had not been discontinued or revised.

                  CPI Increase: As of any date during the term of this Agreement (such date, the "Determination Date"), the percent of increase, if any, in the CPI for month in which the applicable Determination Date occurs over the CPI for September, 2000. The parties agree that if such percentage increase is not an even multiple of 10%, such percentage shall be reduced to the next lowest even multiple of 10%.

                  Damages:  As defined in Section 12.01(b).

                  Default Amount:  As defined in Section 5.02(b)(i).

                  Default Loan(s):  As defined in Section 5.02(b)(i).

                  Default Loan Period:  As defined in Section 7.02(b).

                  Default Rate: The lesser of (a) the Prime Rate plus 2% and
(b) the maximum interest rate permitted by law.

                  Deposit: As defined in Section 9.04(a)(i).

                  Disputed Amount:  As defined in Section 9.06(a)(ii)(A).

                  Election Period:  As defined in Section 5.02(b)(i).

                  ERISA Problem:  As defined in Section 9.06(a)(ii)(A).

                  Escrow Agent:  As defined in Section 9.04(a)(i).

                  Final Plan:  As defined in Section 7.03(a)(i).

                  First Refusal Notice:  As defined in Section 9.04(a)(i).

                  Fiscal Year:  As defined in Section 8.02.

                  Frontline: As defined in Section 13.25.

                  GAAP: Generally accepted accounting principles consistently applied.

                  Ground Lease: The Lease dated October 28, 1983 by and between County of Nassau and Avon Park Management Associates, Inc. (as amended and assigned through the date hereof) with respect to 90 Merrick.

                  Indemnitees:  As defined in Section 13.22(a).

                  Indemnity Laws: As defined in Section 13.22(b).

                  Initial Period:  As defined in Section 5.02(b)(ii).

                  Initial Portfolio Valuation:  As defined in Section 6.01(a).

                  Initial Working Capital:  As defined in Section 5.02(a).

                  Interest Alteration:  As defined in Section 9.01(c).

                  Initial Working Capital:  As defined in Section 5.02(a).

                  Institutional Lender: means a savings bank, a savings and loan association, a commercial bank or trust company, a private pension fund, a credit union or company, an insurance company, a religious, educational or eleemosynary institution, a federal, state or municipal employee's welfare, benefit, pension or retirement fund, any governmental agency or entity insured by a governmental agency, any brokerage or investment banking organization, opportunity fund or any other Person reasonably satisfactory to TIAA LLC, which is engaged in the business of making loans and whether acting in its own capacity or on behalf of one or more third parties, who need not be Institutional Lenders, or any Affiliate of any of the foregoing; provided, that each of the above entities shall qualify as an Institutional Lender only if it (together with its Affiliates) shall have net assets or a net equity or combined capital and surplus, as the case may be, of not less than $250,000,000.

                  Interest: As to any Member, all of the interest of that Member in the LLC, including, without limitation, such Member's (i) right to a distributive share of the income, gain, losses and deductions of the LLC in accordance with this Agreement, and (ii) right to a distributive share of LLC Assets.

                  Involuntary Change in Control: As defined in Section 9.06(a)(ii)(A).

                  Joint Decisions:  As defined in Section 7.02.

                  Lease: Any lease, license or other agreement now or hereafter entered into which permits the use and occupancy of any portion of any Property.

                  Leasing Costs: With respect to any Lease, the costs payable by the LLC for tenant improvements, tenant allowances and payments, leasing commissions, costs incurred in connection with the LLC or any Property Owner assuming a tenant's lease obligations with respect to real property other than the Properties and costs incurred in connection with the LLC's or any Property Owner's exercise of a right to "take-back" space in any of the Properties in connection with the premises demised under such Lease for the term thereof (calculated on a per rentable square foot basis of the space demised under such Lease).

                  Leasing Guidelines:  As defined in Section 7.03(a)(i).

                  Lesser Price Offer:  As defined in Section 10.01(a).

                  Legal Requirements: All laws, statutes, or ordinances, including building codes, subdivision, zoning regulations, urban redevelopment plans, fire, health, safety, pollution, environmental protection and safety laws, OSHA requirements, and the orders, rules, regulations, directives and requirements of any federal, state or local governmental or quasi-governmental authority which are applicable to any Property or the LLC; all requirements, obligations, terms, restrictions, provisions and conditions of all covenants, conditions, easements, rights of way, instruments now or hereafter applicable to any Property whether or not of record; and all rules, regulations and requirements of any insurance company insuring all or any part of any Property.

                  LLC:  As defined in the recitals to this Agreement.

                  LLC Accountants: Ernst & Young LLP, and its successor; Kinsey, Beck and Company and its successor or such other firm of independent certified public accountants which shall be one of the five largest accounting firms in the United States chosen by Operating Member, or, if not one of the above-mentioned accounting firms, then such firm as is reasonably approved by TIAA LLC.

                  LLC Act:  As defined in the recitals to this Agreement.

                  LLC Assets: All assets and property, whether tangible or intangible and whether real, personal or mixed, at any time owned by or held for the benefit of the LLC.

                  LLC Charges: For a given period of time, a sum equal to the aggregate of the expenditures, charges and costs actually paid by the LLC or the Property Owners during such period of time in accordance with the terms of this Agreement including, without duplication or limitation:

                  (a) expenses, costs and charges in connection with the ownership, operation, management or leasing of all or any portion of the Properties, the LLC or the Property Owners;

                  (b) expenses, costs and charges in connection with the repair, maintenance, replacement, alteration of or Capital Improvement to any portion of the Properties, including any casualty or condemnation losses, to the extent that the losses are not reimbursed during such period by any third party responsible therefor or through insurance maintained by the LLC or any of the Property Owners;

                  (c) all payments of principal and interest on loans to the LLC or any of the Property Owners;

                  (d) all sales, payroll, real estate, personal property, occupancy and other excise, property, privilege or other taxes and assessments imposed upon the Properties, the LLC or any Property Owners ("Taxes");

                  (e) utility costs and deposits and other costs and deposits required to obtain or lease any service or equipment relating to the Properties;

                  (f) management fees, leasing fees and reimbursements payable to the Managing Agent pursuant to the Management Agreement ("Management
Fees");

                  (g)  Leasing Costs;

                  (h) the net increase, if any, in the Cash Reserves during such period of time;

                  (i) the fees and expenses of the LLC or the Property Owners for accountants, attorneys, architects, engineers, appraisers and other professionals retained by or on behalf of the LLC or any Property Owners in accordance with the terms hereof; and

                  (j) all other appropriate and necessary costs and expenses of the LLC or any Property Owner incurred in accordance with this Agreement.

                  Notwithstanding the foregoing, there shall, however, be excluded from LLC Charges:

                           (i)  all non-cash items such as depreciation;
(ii) amounts distributed to the Members pursuant to this Agreement; (iii) all payments and expenses deducted from the proceeds of a Major Capital Event to determine the Net Extraordinary Cash Flow; (iv) any expense, cost or charge enumerated in clauses (a) through (g), (i) or (j) above, to the extent such expense, cost or charge was paid from Cash Reserves; and (v) any and all expenses, obligations or liabilities which are specifically stated to be those of Reckson or TIAA LLC (rather than the LLC) under this Agreement.

                  LLC Charges shall be determined on the cash basis of accounting.

                  Loan:  As defined in Section 10.03(a).

                  Loan Closing Date:  As defined in Section 10.03(b)(i).

                  Loan Commitment:  As defined in Section 10.03(b)(i).

                  Loan Guidelines:  As defined in Section 10.03(a).

                  Major Capital Event: Any extraordinary transaction with respect to the LLC or any Property or Property Owner which generates cash receipts other than ordinary operating income, including, without limitation, sales of real or personal property (other than sales of personal property in the ordinary course of business), sales of interests in any Property Owner or the LLC, borrowings (whether secured or unsecured) by the LLC or any Property Owner, condemnations (and conveyances in lieu thereof), recoveries relating to damage to any Property, and receipts of insurance proceeds relating to damage to any Property.

                  Majority-Owned Affiliate: With respect to a specified Person, an Affiliate of such Person in which such Person owns, directly or indirectly, more than 50% of the ownership interests in such Affiliate.

                  Management Agreement: Each management and leasing agreement governing the management and leasing of a Property between a Property Owner and Managing Agent in the form attached hereto as Exhibit A, as each such agreement may be modified, amended or restated from time to time in accordance with this Agreement and any replacement management and leasing agreement entered into in accordance with the provisions of this Agreement.

                  Management Fees:  As defined in the definition of LLC Charges.

                  Managing Agent: Reckson Management Group, Inc. or any successor thereto or any replacement managing agent appointed in accordance with the terms hereof.

                  Managing Directors:  As defined in Section 12.01(a).

                  Marketing Period: As defined in Section 10.01(a).

                  Material Business Conflict: means a material adverse effect on Teachers' overall ability to act as a pension fund advisor, a custodian of state tuition accounts, an insurer or in its then existing capacity in any other separate line of business which it may maintain.

                  Member: Means, at any time, any person or entity admitted and remaining as a member of the LLC pursuant to the terms of this Agreement. As of the date of this Agreement, the Members of the LLC are Reckson and TIAA LLC.

                  Member Contributions:  As defined in Section 5.01(a)(iii).

                  Member Debtor:  As defined in Section 9.09(a).

                  Modified Buy-Sell Rights: As defined in Section
9.06(a)(ii)(B).

                  Necessary Expenses: Means expenses required to provide necessary services for the Properties and to operate and maintain the level and quality of services for the Properties provided as of the date hereof, plus (without duplication) (i) any amounts required to comply with (A) all applicable Legal Requirements, (B) obligations under Leases other than the general obligation to maintain the applicable Property in a first class manner and (C) other contractual obligations to third parties; (ii) utility charges, ground rent, amounts payable to Manager under the Management Agreement, wages and benefits to employees and insurance premiums; and (iii) amounts necessary to avoid imminent danger to life or property.

                  Net Cost:  As defined in Section 7.02(a)(ii).

                  Net Extraordinary Cash Flow: The amount, if any, remaining after subtracting from cash receipts arising from a Major Capital Event (a) all expenses of the LLC related to such Major Capital Event and (b) such reserves for the business of the LLC as may be reasonably established by the Operating Member and reasonably approved by TIAA LLC. Net Extraordinary Cash Flow shall be determined on the cash basis of accounting.

                  Net Ordinary Cash Flow: For any given period of time, the Receipts of the LLC for such period less the LLC Charges of the LLC for such period. Net Ordinary Cash Flow shall be determined on the cash basis of accounting.

                  Net Income and Net Loss mean, respectively, for any period, the taxable income and taxable loss of the LLC for such period as determined for U.S. federal income tax purposes (inclusive of items required to be separately accounted for under Section 702(a) of the Code), provided that for purposes of determining Net Income and Net Loss and each item thereof (and not for income tax purposes) (a) there shall be taken into account any tax exempt income of the LLC, (b) any expenditures of the LLC which are described in
Section 705(a)(2)(B) of the Code or which are deemed to be described in
Section 705(a)(2)(B) of the Code pursuant to Regulations under Section 704(b) of the Code shall be treated as deductible expenses, (c) if any LLC Asset has a Book Value which differs from its adjusted tax basis as determined for U.S. federal income tax purposes, income, gain, loss and deduction with respect to such LLC Asset shall be computed based upon the LLC Asset's Book Value rather than its adjusted tax basis, (d) items of gross income or deduction allocated pursuant to Section 6.03, including "nonrecourse deductions" and "partner nonrecourse deductions", shall be excluded from the computation of Net Income and Net Loss, and (e) if the Book Value of any LLC Asset is adjusted pursuant to clauses (b) through (d) of the definition thereof, the amount of such adjustment shall be taken into account as gain or loss for purposes of computing Net Income and Net Loss.

                  Non-Contributing Member:  As defined in Section 5.02(b).

                  Non-Approved Entity:  As defined in Section 9.06(a)(ii)(A).

                  Non-Approving Member:  As defined in Section 10.01(a).

                  Non-Operating Member: Means TIAA LLC and any party succeeding to the Interest of TIAA LLC.

                  Non-Transferring Member:  As defined in Section 9.04(a)(i).

                  Offering Notice:  As defined in Section 7.05.

                  Offering Price:  As defined in Section 9.04(a)(i)(B).

                  OM Decisions:  As defined in Section 7.02(c).

                  OM Termination Event:  As defined in Section 7.02(c).

                  Operating Budget:  As defined in Section 7.03(a)(i).

                  Operating Member: Means Reckson and any party succeeding to the Interest of Reckson or its rights hereunder.

                  Overage Rent: As defined in Section 5.01(b)(v).

                  Parent:  As defined in Section 9.01.

                  Percentage Interest: A Member's percentage of the total Interests of the Members. The initial Percentage Interests of the Members shall be Reckson: 51% and TIAA LLC: 49% and shall be subject to adjustment as provided in Section 5.02(b).

                  Person: Any individual, corporation, association, partnership, limited liability company, joint venture, trust, estate or other entity or organization.

                  Pledge:  As defined in Section 9.01(b).

                  Prime Rate: Means the rate of interest per annum for U.S. Dollar loans publicly announced from time to time by Chase Manhattan Bank, N.A. (or any successor thereto) as its prime rate in effect in its principal office in New York City.

                  Proceeding:  As defined in Section 12.01(b).

                  Properties Appraised Market Value: As defined in Section 9.06(a)(ii)(A).

                  Property and Properties: As defined in the recitals to this Agreement.

                  Property Commitment Period:  As defined in Section 9.05(c).

                  Property Offer Notice:  As defined in Section 9.05(a).

                  Property Offering Member:  As defined in Section 9.05(a).

                  Property Owners: As defined in the recitals to this Agreement.

                  Property Purchasing Party:  As defined in Section 9.05(d).

                  Property Receiving Member:  As defined in Section 9.05(a).

                  Property Recommending Member:  As defined in Section 10.01(a).

                  Property Selling Party:  As defined in Section 9.05(d).

                  Proposed Addition:  As defined in Section 9.06(a)(i).

                  Proposed Loan Notice: As defined in Section 10.03(b).

                  Proposed Non-Approved Entity Change in Control: As defined in Section 9.06(a)(ii)(A).

                  Proposed Non-Approved Entity Transfer: As defined in Section 9.06(b)(i).

                  Purchaser:  As defined in Section 9.09(a).

                  Put Closing Date:  As defined in Section 9.06(a)(ii)(A).

                  Put Election Notice:  As defined in Section 9.06(a)(ii)(A).

                  Put Sale:  As defined in Section 9.06(a)(ii)(A).

                  Put Sale Price:  As defined in Section 9.06(a)(ii)(A).

                  Real Estate Operating Company: Means a "real estate operating company" within the meaning of the U.S. Department of Labor's "plan asset" regulations at 29 C.F.R. ss. 2510.3-101.

                  Receipts: For any given period of time, a sum equal to the aggregate of all amounts actually received by the LLC or any of the Property Owners from or in respect of any Property or other LLC Asset during such period, including, without limitation:

                  (a) all rents, percentage rent, expense reimbursements, termination fees and other charges received from tenants and other occupants of the Properties;

                  (b) proceeds of rent insurance and business interruption insurance;

                  (c) all utility or other deposits returned to the LLC or any Property Owner, which deposits were made on or after the date hereof or for which apportionment was made pursuant to Section 5.01(b);

                  (d) interest, if any, earned on tenants' security deposits or escrows to the extent unconditionally retained and security deposits to the extent applied pursuant to the provisions of the applicable Leases;

                  (e) interest, if any, earned and available to the LLC on any Cash Reserves or other LLC funds, or on any escrow funds deposited by the LLC or any Other Property Owner with others;

                  (f)  the amount of any net reduction of Cash Reserves; and

                  (g) cash or other receipts (other than receipts from a Major Capital Event) received by the LLC or any Property Owner from any other source.

                  Receipts shall be determined on the cash basis of accounting.

                  Notwithstanding the foregoing Receipts shall not include (u) amounts contributed or loaned by the Members to the LLC pursuant to this Agreement including without limitation the TIAA LLC Contribution, (v) each tenant's security deposit and interest thereon, if any, as long as the LLC has a contingent legal obligation to return that deposit or such interest thereon,
(w) amounts which, although held by a Property Owner, may not be distributed by such Property Owner to the LLC or by the LLC to its Members under applicable law or pursuant to the terms of an agreement with a third party,
(x) revenues to which Reckson is entitled under Section 5.01(b), (y) amounts arising from a Major Capital Event and (z) amounts which either Reckson or TIAA LLC are entitled to retain pursuant to Section 13.04.

                  Rechlers: As defined in the definition of "Change in Control".

                  Reckson:  As defined in the preamble to this Agreement.

                  Reckson 120 White Plains Road LLC: As defined in the recitals to this Agreement.

                  Reckson Amount:  As defined in Section 9.06(a)(ii)(A).

                  Reckson Artwork:  As defined in Section 13.32.

                  Reckson Associates: Reckson Associates Realty Corp. or, subject to the provisions of Section 9.06(a)(ii), any successor thereto by merger or acquisition of all or substantially all of its assets, reorganization or otherwise.

                  Reckson Companies: Reckson OP and Reckson Associates or, subject to the provisions of Section 9.06(a)(ii) Agreement, any successor to either of the foregoing thereto by merger or acquisition of all or substantially all of their assets, by reorganization or otherwise or, subject to the provisions of Section 9.06(a)(ii), any successor thereto by merger or acquisition of all or substantially all of its assets, reorganization or otherwise.

                  Reckson Contribution:  As defined in Section 5.01(a)(ii).

                  Reckson Knowledge Individuals: As defined in Section
12.01(a).

                  Reckson OP: Reckson Operating Partnership, L.P., a Delaware limited partnership or, subject to the provisions of Section 9.06(a)(ii), any successor thereto by merger or acquisition of all or substantially all of its assets, reorganization or otherwise.

                  Reckson Owner: Reckson OP or any other Affiliate of Reckson which owned a Property prior to the date hereof.

                  Reckson Party: Reckson Associates; provided that in the event Reckson Associates ceases to be the sole general partner of Reckson OP, "Reckson Party" shall be deemed to mean both Reckson Associates and Reckson OP.

                  Reckson Short Hills LLC: As defined in the recitals to this Agreement.

                  Recording Office: The office of the Secretary of State of the State of Delaware.

                  Recourse Coverage:  As defined in Section 9.04(b)(iv).

                  Regulations: The regulations issued by the United States Department of the Treasury under the Code as now in effect and as they may be amended from time to time, and any successor regulations.

                  Regulatory Allocations:  As defined in Section 6.03(b).

                  Rep. Basket:  As defined in Section 12.01(b).

                  Rep. Closing Date:  As defined in Section 12.01(b).

                  Response Notice:  As defined in Section 7.05.

                  Responsible Member:  As defined in Section 9.07(a)(ii).

                  Revenues:  As defined in Section 5.01(b)(i).

                  ROFO Period:  As defined in Section 10.03(b).

                  ROFR Closing Date:  As defined in Section 9.04(a)(i).

                  ROFR: Means the Right of First Refusal contemplated in
Section 9.04.

                  Rules:  As defined in Section 13.30

                  Sale Closing Date: As defined in Section 9.05(d) and
10.01(b).

                  Sale Prices:  As defined in Section 9.05(b).

                  Sale Property or Sale Properties: As defined in Section
9.05(a).

                  Selling Property Owner:  As defined in Section 10.01(b).

                  Senior Management of Reckson Associates: Means the majority of individuals who hold a position of executive vice president or higher at Reckson Associates at the time of a Change in Control of Reckson, but excluding those who did not hold such a position 270 days prior to the applicable Change in Control. As of the date hereof the following individuals hold the position of executive vice president or higher at Reckson: Donald Rechler, Scott Rechler, Roger Rechler, Mitchell Rechler, Gregg Rechler (collectively, the "Rechlers"), Michael Maturo and Jason Barnett.

                  Special Affiliate: Any Person that owns, is owned by, or is under common ownership with, directly or indirectly, fifty-one percent (51%) or more of the ownership interest of the specified Person; provided, that any Person owning the remaining interests in such specified Person does not possess more approval rights in the aggregate of the specified Person than TIAA LLC has under this Agreement.

                  Stamford Towers: As defined in the recitals to this Agreement.

                  Taxes: As defined in the definition of LLC Charges.

                  Teachers: Means Teachers Insurance and Annuity Association of America, a New York corporation.

                  Tenant:  As defined in Section 12.01(a)(i)(A).

                  Termination Date: The 99th anniversary of the date of this Agreement.

                  Third Party Offer Notice: As defined in Section 10.01(a).

                  Third Party Property Purchasing Party: As defined in Section 10.01(b).

                  Third Party Sale Price: As defined in Section 10.01(a).

                  Third Party Sale Property or Third Party Sale Properties: As defined in Section 10.01(a).

                  TIAA Determined Non-Approved Entity: As defined in Section 9.06(a)(ii)(A).

                  TIAA LLC:  As defined in the preamble to this Agreement.

                  TIAA LLC Conflict:  As defined in Section 9.06(a)(ii)(A).

                  TIAA LLC Contribution:  As defined in Section 5.01(a)(i).

                  Transfer:  As defined in Section 9.01(a).

                  Transfer Notice:  As defined in Section 9.01(b)(i).

                  Transfer of an Interest:  As defined in Section 9.01(e).

                  Transferee:  As defined in Section 9.01(h).

                  Transferring Member:  As defined in Section 9.04(a).

                  Undistributed Income: As defined in Section 13.05.

                  Upper Tier Pledge: As defined in Section 9.01(g).

                  Upper Tier Transfer: As defined in Section 9.01(d).

                  Valid Third Party Contract:  As defined in Section 10.01(a).

                                  ARTICLE II
                   FILING/ADMISSION; NAME; PLACE OF BUSINESS

                  2.01  Filing/Admission of TIAA LLC

                  (a) The Members shall execute and acknowledge, and the Operating Member shall promptly file or record with the proper offices in each jurisdiction and political subdivision in which the LLC does business, and if necessary or desirable, cause to be published, such certificates or amended certificates, if any, as are required or permitted by the LLC Act, or any fictitious name act, or act relating to qualification to do business, or similar statute or any rule or regulation in effect in such jurisdiction or political subdivision. The Members shall further execute and acknowledge and the Operating Member shall promptly file or record such amended certificates or additional certificates or instruments of whatever nature as may from time to time be called for or required by such statutes, rules or regulations to permit the continued existence and operation of the LLC.

                  (b) TIAA LLC is hereby admitted to the LLC as a Member upon the terms and conditions set forth herein.

                  2.02   Name of LLC

                  The name under which the LLC shall conduct its business is RT Tri-State LLC or such other name as the Members may select. In the event that either of the Members shall transfer its Interest pursuant to the provisions set forth herein or shall transfer its interest in one or more Properties, the name under which the LLC shall conduct its business shall be modified at the transferring Member's request such that the transferring Member's name (or any reference to such name (including its initials)) shall be removed from the LLC's name or, if applicable, the name of the Property Owner in which such Member no longer owns an interest, at the time of such transfer.

                  2.03   Place of Business

                  The location of the principal place of business of the LLC shall be c/o Reckson Associates Realty Corp., 225 Broadhollow Road, Melville, New York 11747. The principal place of business of the LLC shall be changed to such other place or places within the United States as the Operating Member may from time to time determine, provided that, if necessary, the Members shall amend the Certificate in accordance with the applicable requirements of the LLC Act. The Operating Member may establish and maintain such other offices and additional places of business of the LLC, either within or without the State of New York, as TIAA LLC shall approve, such approval not to be unreasonably withheld.

                  2.04   Registered Office and Registered Agent

                  The street address of the initial registered office of the LLC shall be Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 and the LLC's registered agent at such address shall be CT Corporation. The Operating Member may hereafter change the registered agent and registered office and, if necessary, the Members shall amend the Certificate in accordance with the applicable requirements of the LLC Act to reflect such change.

                                  ARTICLE III
                          PURPOSES AND POWERS OF LLC

                  3.01   Purposes

                  The purposes of the LLC shall be to acquire, own, hold, finance, lease, operate and sell and otherwise dispose of or deal with and exercise any rights it may have with respect to (i) the Property Owners and
(ii) in the LLC's capacity as owner of the Property Owners, the Properties, and to do all other things reasonably incident thereto, in accordance with the terms of this Agreement.

                  3.02   Powers

                  The LLC shall have the power to do any and all acts and things necessary, appropriate, advisable or convenient for the furtherance and accomplishment of the purposes of the LLC, including, without limitation, to engage in any kind of activity and to enter into and perform obligations of any kind necessary to, or in connection with, or incidental to, the accomplishment of the purposes of the LLC, so long as said activities and obligations may be lawfully engaged in or performed by a limited liability company under the LLC Act.

                                  ARTICLE IV
                                  TERM OF LLC

                  The existence of the LLC commenced on the date upon which the Certificate was duly filed with the Recording Office and shall continue until the Termination Date, unless dissolved and liquidated before the Termination Date in accordance with the provisions of Article XI.

                                   ARTICLE V
                                    CAPITAL

                  5.01 Capital Contributions and Percentage Interests of the Members

                  (a) (i) On the date hereof, TIAA LLC has made a Capital Contribution to the LLC in cash in the amount of $135,975,000.00 in respect of a 49% interest in the LLC (the "TIAA LLC Contribution"), which amount is being adjusted as provided for in (b) below. The TIAA LLC Contribution was immediately thereafter distributed to Reckson.

                           (ii)     As of the date hereof,  after taking into
account the distribution referred to in Section 5.01(a)(i) hereof, Reckson is deemed to have contributed capital to the LLC of $141,525,000 (the "Reckson Contribution").

                           (iii)    The  outstanding  amount of each of the
TIAA LLC Contribution and the Reckson Contribution shall automatically (A) be increased to reflect any additional Contributions made (or deemed made) by Reckson or TIAA LLC, as the case may be, pursuant to Section 5.02 and (B) shall be decreased to reflect any distributions of Net Extraordinary Cash Flow made (or deemed made) to Reckson or TIAA LLC, as the case may be, after the date hereof. The sum of (I) the amount of the Reckson Contribution (as so increased or decreased) plus (II) the amount of the TIAA LLC Contribution
(as so increased or decreased) outstanding at any time is hereinafter referred to as, the "Member Contributions").

                  (b) (i) As of 11:59 P.M. on the day immediately preceding the date hereof, Reckson, on behalf of the Property Owners, shall close, or cause to be closed, the books of the LLC and the Property Owners. Subject to the further provisions of this Section 5.01, the revenues and expenses of the Properties shall be apportioned and, except as otherwise provided herein (i) Reckson shall be entitled to all revenues of the Properties from all sources, including, without limitation, from the proceeds of operations, leasing, tax certiorari proceedings (subject to the rights of tenants), utility or other deposits, financing and payments on construction warranties and guarantees (collectively, "Revenues") payable or accruing prior to the date hereof or which are otherwise allocable to the period prior to the date hereof (whether received before or after the date hereof), (ii) there shall be allocated to Reckson all of the expenses of the Properties arising or accruing prior to the date hereof, (iii) the LLC shall be entitled to all Revenues accruing from and after the date hereof or which are otherwise allocable to the period on or after the date hereof (whether received before or after the date hereof) and
(iv) there shall be allocated to the LLC all of the expenses of the Properties arising or accruing on or after the date hereof. Revenues and expenses that are allocable to a period of time falling in part before, and in part on or after, the date hereof shall be apportioned between such respective portions of the period in question according to the number of days in each, so that Reckson will receive the portion of such revenues, and (except to the extent otherwise provided herein) bear the portion of such expenses, apportioned to the period before the date hereof, and the LLC will receive and bear the balance of each.

                            (ii)  Notwithstanding Section 5.01(b)(i), the
actual costs incurred in connection with the capital projects described on
Schedule 2-A and the costs set forth on Schedule 2-B shall be deemed to be costs of the LLC.

                            (iii) All income, gains, losses, deductions and
credits of the LLC accruing prior to the date hereof shall be allocated to Reckson. From and after the date hereof, the respective Interests of the Members in the revenues, distributions, expenses, income, gains, losses, deductions and credits of the LLC shall be in accordance with the provisions of this Agreement.

                            (iv)  For purposes of this Section 5.01(b),
Revenues for the period before the date hereof will not include rents that are not payable in respect of such period notwithstanding the fact that generally accepted accounting principles might treat some portion of the rents payable in respect of the period after the date hereof as being allocable to the period before the date hereof (e.g., because of straight-line accounting and future rent step-ups).

                            (v)   As to rental payments for fuel pass-alongs,
so-called escalation rent, percentage rent, or charges based upon real estate taxes, operating expenses, labor costs, "porter's wage rate," cost of living increases or other similar items (such pass-alongs, escalation rent and charges being collectively called "Overage Rent"), for the accounting period in which the Closing occurs, if the date of this Agreement is prior to the time when any such Overage Rent is payable, then such Overage Rent shall be apportioned subsequent to the date hereof. The LLC shall receive in trust and pay over to Reckson a pro-rated amount (on a per diem basis) of such Overage Rent as and when collected. As to any Overage Rent payable subsequent to the date hereof with respect to an accounting period which occurs prior to the date hereof, the LLC shall receive and hold such Overage Rent in trust for Reckson and pay the entire amount to Reckson promptly after receipt thereof. Reckson shall furnish to the LLC all information with respect to the accounting period in which the Closing occurs which is reasonably necessary for the billing of such Overage Rent. If, prior to the date hereof, Reckson shall collect any sums on account of Overage Rent for any accounting period beginning prior to but ending subsequent to the date hereof, such sum shall be apportioned as of the date hereof. The parties shall reconcile estimates of Overage Rent under any Lease attributable to the period prior to the date hereof with actual Overage Rent, when such amounts are actually determined by the LLC after the date hereof. The LLC shall provide to Reckson an accounting of all such amounts.

                  (c) Any and all amounts received by the LLC or any Property Owner following Closing for rents due to Reckson prior to Closing (including an amount equal to Reckson's share of rents receivable for the month in which the Closing occurs) shall be paid to Reckson promptly after receipt. If at the time of Closing any tenants are delinquent in the payment of rental, then any rent received from any such tenant after the Closing shall be applied thereafter in the following order of priority: (i) first, to rent arrearages with respect to the month in which the Closing shall have occurred (subject to apportionment pursuant to Section 5.01(b) above), (ii) second, to rent arrearages with respect to the month immediately preceding the month in which the Closing shall have occurred (which shall be paid to Reckson), (iii) third, to rent arrearages with respect to the period following the month in which the Closing shall have occurred (which shall be paid to the LLC) and, (iv) fourth, to any other rent arrearages with respect to the period preceding the month in which the Closing shall have occurred (which shall be paid to Reckson). Notwithstanding the foregoing sentence, if a tenant specifies the particular purpose and applicable time period for a payment, then such payment shall be applied as so specified by the tenant. Any amounts so payable to Reckson after the Closing shall be paid over by the LLC to Reckson promptly after receipt. The LLC shall account to Reckson monthly with respect to same.

                  (d) If any tax reduction proceedings in respect of the Properties are pending at the time of the Closing (other than proceedings in respect of the current tax year or tax years commencing after the date hereof) Reckson reserves, and shall have, the right to continue to prosecute the same provided that Reckson shall not settle any claims in a manner which has a material adverse effect on the LLC. The LLC shall have the right to prosecute tax reduction proceedings for the current or subsequent tax years provided that the LLC shall not settle the same in a manner which would have a material adverse effect on a Reckson Owner. Any refunds or savings in the payment of taxes resulting from tax reduction proceedings applicable entirely to tax years prior to the current tax year shall belong to and be the property of Reckson, and any refunds or savings in the payment of taxes applicable to the tax years commencing from and after the date hereof shall belong to and be the property of the LLC, subject in each case to the rights of any tenants to receive any refunds. The refunds or savings in the payment of taxes applicable to the current tax year (after payment of all attorneys' fees and other expenses incurred in obtaining such refunds or savings and subject to the rights of any tenants to receive refunds) shall be apportioned between Reckson and the LLC on a per diem basis in accordance with Section 5.01(b)(i).

                  (e) (i) Reckson shall indemnify and hold harmless the LLC and TIAA LLC from and against all loss, obligation, expense (including reasonable counsel fees), damage and liability to the Properties or the Property Owners resulting from claims asserted by third parties, but only if and to the extent (A) such expenses, obligations and liabilities have arisen or accrued prior to the date hereof or are allocable to the period prior to the date hereof and (B) are not related to (I) the physical or environmental condition of the Properties or any improvements located on the Properties or any fixtures or equipment located thereon (except, solely with respect to the environmental condition of the Properties, if Reckson has actual knowledge on the date hereof that a claim in writing was received by a Reckson Owner regarding such environmental condition during the period of time that a Reckson Owner owned the applicable Property) or (II) any matters that would ordinarily be covered by title insurance or are disclosed by the surveys of the Properties (except for title claims as to which Reckson has actual knowledge on the date hereof that a Reckson Owner received written notice of during the period of time that such Reckson Owner owned the applicable Property and which claims are not covered by TIAA LLC's title insurance policy).

                  (ii) The LLC shall (and shall cause the Property Owners to) defend, indemnify and hold harmless the Reckson Owners and their respective Affiliates from all loss, obligation, expense (including reasonable counsel fees), damage and liability in any way relating to claims asserted by third parties relating to the Properties and/or the Property Owners but only to the extent arising or accruing after the date hereof or which are allocable to the period from and after the date hereof.

                  (f) The respective obligations of Reckson and the LLC with respect to the matters set forth on Schedule 3 shall be as set forth on such Schedule.

                  5.02   Additional Contributions

                  (a) The Members shall make additional Capital Contributions in proportion to their respective Percentage Interests, in such amounts (i) as may be required by the Business Plan, (ii) to pay any Necessary Expenses as they become due if the LLC shall not have sufficient available Net Ordinary Cash Flow or Cash Reserves to pay the same, (iii) to fund initial working capital for the Property Owners in an amount agreed to by the Members on the date hereof (the "Initial Working Capital") or (iv) as the Members may otherwise agree. Such amounts shall be paid (A) in the case of additional Capital Contributions required by the Business Plan, within 7 Business Days after request therefor by the Operating Member (which request shall not be given more than 45 days before the date on which such funds are required in accordance with the Business Plan), (B) in the case of additional Capital Contributions required to pay Necessary Expenses, within 15 Business Days after request therefor by the Operating Member, (C) in the case of the Initial Working Capital on the date hereof and (D) as the Members may otherwise agree. Additional Capital Contributions which are required for the business of one of the Property Owners shall be contributed by the LLC to such Property Owner (or loaned by the LLC to the Property Owner on such terms as are determined by the Members).

                  (b) If at any time or times either Member shall fail to timely make any Capital Contribution which such Member is obligated to make under Section 5.02(a) (such Member being referred to herein as a "Non-Contributing Member"), and such failure shall continue for a period of 5 Business Days after notice of such failure from the other Member, the Operating Member shall notify the other Member of such Member's failure to make such Capital Contribution and the rights and remedies set forth below in this Section 5.02 shall apply.

                       (i) The Member that has timely made its own
Capital Contribution (a "Contributing Member") may (but shall not be obligated to), within 30 days after the expiration of the 5 Business-Day period referred to above (such 30-day period is called the "Election Period") advance all or any part of the portion of the Capital Contribution which the Non-Contributing Member has failed to make (the amount so advanced, the "Default Amount") as a loan (a "Default Loan") from the Contributing Member to the Non-Contributing Member. The Contributing Member shall give notice thereof to the Non-Contributing Member upon the Contributing Member's payment of the Default Amount to the LLC. Any Default Loan shall bear interest on the unpaid principal amount thereof at the Default Rate from the date advanced until the date repaid.

                       (ii) If the Non-Contributing Member fails to repay the full amount of any Default Loan plus all interest accrued thereon on or prior to the date which is 180 days after the date such Default Loan was made (such period of 180 days, the "Initial Period"), the Contributing Member shall have an option for a period of 30 days thereafter to convert the outstanding amount of the Default Loan plus all accrued interest thereon into a Capital Contribution by the Contributing Member (a "Contributing Member Contribution"). Such option shall be exercised, if at all, by written notice (the date of such notice, the "Conversion Date") given not more than 30 days after the end of the Initial Period. If the Contributing Member elects to make a Contributing Member Contribution, (x) the Percentage Interest of the Non-Contributing Member shall be decreased as of the Conversion Date by the number of percentage points equal to the quotient (expressed as a percentage and carried out to two (2) decimal places) of 110% of the amount so contributed by the Contributing Member divided by the total amount of the Member Contributions on the Conversion Date and (y) the Percentage Interest of the Contributing Member shall be increased as of the Conversion Date by the same number of percentage points. Except as set forth in Sections 5.02(e), 7.02(b), 7.02(c) and 10.03, the foregoing shall constitute the sole remedy of the Contributing Member for the failure by the Non-Contributing Member to repay the Default Loan.

                  (c) Unless and until a Default Loan is timely converted into a Capital Contribution, a Default Loan may be prepaid without penalty or premium. All payments in respect of a Default Loan shall be applied first on account of accrued and unpaid interest and next on account of principal. If more than one Default Loan is outstanding at the same time, all payments shall be applied first to interest and principal outstanding on the oldest Default Loan until the oldest Default Loan is paid off, before application to the next oldest Default Loan.

                  (d) If the principal and interest due on a Default Loan shall be converted into a Capital Contribution pursuant to Section 5.02(b)(ii), (x) no subsequent payment or tender of payment by the Non-Contributing Member of the amount so converted or contributed shall affect the Members' Capital Account and Percentage Interests as recalculated in accordance with Section 5.02(b)(ii) and (y) the Non-Contributing Member shall have neither the right nor the obligation to repay such interest and principal.

                  (e) If any Member makes a Default Loan, then until the earlier to occur of (i) the Conversion Date or (ii) the repayment in full of such Default Loan plus all accrued interest thereon, all amounts which would be distributed to the Non-Contributing Member under Sections 6.05 or 11.03 or any other provision of this Agreement shall be paid to the Contributing Member to repay such Default Loan and accrued interest. Such payments shall be applied in accordance with the last two (2) sentences of Section 5.02(c), and shall be considered, for all other purposes of this Agreement, to have been distributed to the Defaulting Member.

                  (f) If any Contributing Member elects not to make a Default Loan to the Non-Contributing Member, such Contributing Member shall have the option (to be exercised within the Election Period (i) to have its Capital Contribution (if previously made) returned (it being agreed that, notwithstanding such return, such Member shall not be deemed a Non-Contributing Member) or (ii) to treat the Non-Contributing Member's Percentage Interest of the Capital Contribution made by such Contributing Member as a Default Loan from such Contributing Member to the Non-Contributing Member (in which event the provisions of (b) through (e) of this Section 5.02 shall be applicable thereto as if the Contributing Member had made a Capital Contribution equal to its Percentage Interest of the Capital Contribution it originally made and a Default Loan equal to the balance of the Capital Contribution it originally made). If, within the Election Period, the Contributing Member shall neither notify the Non-Contributing Member of an election under this Section 5.02(f) nor make a Default Loan pursuant to
Section 5.02(b), the Contributing Member shall be deemed to have elected to have its Capital Contribution returned.

                  (g) So long as there is no material adverse tax or other consequence for Reckson, the LLC or any Property Owner or to the operation and maintenance of any Property, at the request of TIAA LLC, all Capital Improvements in excess of $100,000 per Capital Improvement (as increased by the CPI Increase) to be funded by the LLC or the Property Owners shall be funded from Capital Contributions to the LLC by the Members (in lieu of being funded from Receipts of the LLC or the Property Owners.

                  5.03   Liability of Members

                  Except as otherwise provided in the LLC Act and this Agreement, the debts, obligations and liabilities of the LLC, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the LLC, and the Members shall not be obligated personally for any such debt, obligation or liability of the LLC solely by reason of being a Member. The failure of the LLC to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under the LLC Act or this Agreement shall not be grounds for imposing personal liability on the Members for liabilities of the LLC.

                  5.04   Return of Capital

                  Except upon the dissolution of the LLC or as may be specifically provided in this Agreement, no Member shall have the right to demand or to receive the return of all or any part of its Capital Account or its Capital Contributions to the LLC.

                                  ARTICLE VI
                ALLOCATION OF PROFITS AND LOSSES; DISTRIBUTIONS

                  6.01   Capital Accounts

                  (a) Each Member shall have a Capital Account which shall be maintained in accordance with Regulations sections 1.704-1(b)(2)(iv) and 1.704-2. The Members agree that after consummation of the transactions described in Section 5.01(a)(i) hereof, the Capital Account balances of the Members on the date hereof are as follows:

                  TIAA LLC:            $135,975,000.00
                  RECKSON:             $141,525,000.00

                  The Members agree that on the date hereof the value of the Properties, net of liabilities, is $277,500,000.00 (the "Initial Portfolio Valuation").

                  (b)  The Capital Account of each Member shall be increased
(i) by the amount of cash and the fair market value of any property (net of any liability secured by such property that the LLC is considered to assume, or take subject to, under Section 752 of the Code) contributed by such Member to the LLC pursuant to Section 5.02 when such Capital Contribution is made
(ii) by any Net Income and gross income items allocated to such Member; and
(iii) as otherwise provided in this Agreement.

                  (c)  The Capital Account of each Member shall be reduced by
(i) the amount of cash or the fair market value of any property (net of any liability secured by such property that the Member is considered to assume or take subject to Section 752 of the Code) distributed to such Member pursuant to Section 6.05 when such distribution is made, (ii) the Net Loss and items of deduction or expense allocated to such Member pursuant to Section 6.03 including, without limitation, any "partner nonrecourse deductions" (as defined in Treas. Reg. Section 1.704-2(i)) and any "nonrecourse deductions" (as defined in Treas. Reg. Section 1.704-2(b)) allocated to such Member pursuant to Section 6.03 of this Agreement), and (iii) as otherwise provided in this Agreement.

                  (d) Except as otherwise provided in this Agreement, whenever it is necessary to determine the Capital Account of any Member, the Capital Account of such Member shall be determined after giving effect to the allocations of Net Income, Net Loss and other items realized prior or concurrently to such time (including, without limitation, any Net Income and Net Losses attributable to adjustments to Book Values with respect to any concurrent distribution), and all contributions and distributions made prior or concurrently to the time as of which such determination is to be made.

                  6.02   Allocation of Net Income or Net Loss

                  Net Income or Net Loss, for each Fiscal Year (or portion thereof) shall be allocated to the Members in accordance with their Percentage Interests. The provisions in this Agreement pertaining to allocations and adjustments of the Capital Accounts are intended to comply with Code Section 704(b) and the Regulations thereunder. Subject to TIAA LLC's approval, not to be unreasonably withheld or delayed, Reckson is hereby authorized to make appropriate modifications to such allocations and adjustments when needed to comply with Code Section 704(b) or the Regulations thereunder to the extent such modifications would not result in any material modification of the economic arrangement of the Members as reflected in this Agreement.

                  6.03 Allocations of Nonrecourse Deductions; Minimum Gain Chargeback; Qualified Income Offset

                  (a)  Notwithstanding any other provision of this Agreement,
(i) "partner nonrecourse deductions" (as defined in Regulations Section 1.704-2(i)), if any, of the LLC shall be allocated to the Member which bears the economic risk of loss within the meaning of Regulations Section 1.704-2(i), and (ii) "nonrecourse deductions" (as defined in Regulations
Section 1.704-2(b)) of the LLC shall be allocated to the Members in accordance with their Percentage Interests.

                  (b) This Agreement shall be deemed to include "qualified income offset," "minimum gain chargeback" and "partner nonrecourse debt minimum gain chargeback" provisions within the meaning of the Regulations under Section 704(b) of the Code. Accordingly, notwithstanding any other provision of this Agreement, items of gross income shall be allocated to the Members on a priority basis to the extent and in the manner required by such provisions. Any allocations required to be made pursuant to this Section 6.03(b) (the "Regulatory Allocations") shall be offset, to the extent possible without causing the LLC to fail to comply with the Regulations under Section 704(b) of the Code, by special allocations of other items of LLC income, gain, loss, or deduction, so that, after such special offsetting allocations have been made, each Member's Capital Account balance will be equal to the Capital Account balance such Member would have had if the Regulatory Allocations had not been made.

                  6.04 Tax Allocations; Allocation of Income and Loss With Respect to LLC Interests Transferred

                  (a) For federal income tax purposes, except as otherwise provided in Section 6.04(b), each item of income, gain, loss and deduction shall be allocated among the Members in the same manner as its corresponding item of book income, gain, loss or deduction is allocated pursuant to this
Article VI.

                  (b) In accordance with Code Sections 704(b) and 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any Property contributed to the capital of the LLC shall, solely for federal income tax purposes, be allocated among the Members so as to take into account any variation between the adjusted basis of such Property for federal income tax purposes and its Book Value upon its contribution. If the Book Value of any LLC Asset is adjusted, subsequent allocations of taxable income, gain, loss and deduction with respect to such LLC Asset shall take account of any variation between the adjusted basis of such LLC Asset for federal income tax purposes and the Book Value of such LLC Asset in the manner prescribed under Code Sections 704(b) and 704(c) and the Regulations thereunder. In implementing the provisions of the prior two sentences, the LLC shall employ the traditional allocation method described in Regulation Section 1.704-3(b).

                  (c) If any Interest is transferred during any Fiscal Year in accordance with this Agreement, the Net Income or Net Loss (and other items referred to in Section 6.02) attributable to such Interest for such Fiscal
Year shall be allocated between the transferor and the transferee by closing the books of the LLC as of the date of the transfer, or by any other method permitted under Code Section 706 and the Regulations thereunder and agreed to by the Members, including the transferor and the transferee.

                  6.05     Distributions of Net Ordinary Cash
                           Flow and Net Extraordinary Cash Flow

                  (a) Distributions in Accordance with Percentage Interests. Except as provided in Section 5.01, 5.02(e) and 11.03, Net Ordinary Cash Flow and Net Extraordinary Cash Flow shall be distributed to the Members in proportion to their respective Percentage Interests.

                  (b) Net Ordinary Cash Flow. The Operating Member shall determine Net Ordinary Cash Flow at least monthly on a cumulative year-to-date basis and apply and distribute Net Ordinary Cash Flow as provided in this
Section 6.05 on or before the 24th day of the following month. Notwithstanding the preceding sentence, which is intended to permit interim distributions of Net Ordinary Cash Flow, the Operating Member shall calculate Net Ordinary Cash Flow on an annual basis and if the annual audited report of the LLC should show that there was any over-distribution of Net Ordinary Cash Flow to a Member, such Member shall repay the over-distribution within 30 days after receipt of such report. If such annual audited report should show that there was an under-distribution of Net Ordinary Cash Flow to a Member, such under-distribution shall be paid to such Member within 30 after receipt of such report.

                  (c) Net Extraordinary Cash Flow. The Operating Member shall calculate Net Extraordinary Cash Flow (other than Net Extraordinary Cash Flow arising from a sale incidental to the dissolution and liquidation of the LLC which shall be distributed in accordance with Section 11.03) and apply and distribute such Net Extraordinary Cash Flow to the Members, as provided in
Section 6.05, reasonably and promptly after the LLC's receipt thereof. Notwithstanding the preceding sentence, which is intended to permit interim distributions of Net Extraordinary Cash Flow, the Operating Member shall determine Net Extraordinary Cash Flow on an annual basis and if the annual audited report of the LLC should show that there was any over-distribution of Net Extraordinary Cash Flow to a Member, such Member shall repay the over-distribution within 30 days after receipt of such report. If such annual audited report should show that there was an under-distribution of Net Extraordinary Cash Flow to a Member, such under-distribution shall be paid to such Member within 30 days after receipt of such report.

                  (d) No Restoration of Funds. Except as provided in Sections 6.05(b) and 6.05(c), no Member shall be required to restore to the LLC any funds properly distributed to such Member pursuant to any of the provisions of this Section 6.05 or pursuant to Section 11.03, unless required by applicable law.

                  (e) Limitation on Distributions. No Member shall be entitled to (i) receive any distribution from the LLC (including a withdrawal of any of such Member's capital) except pursuant to this Section 6.05 and Section 11.03,
(ii) receive interest from the LLC upon any capital contributed to the LLC, or
(iii) receive property other than cash in return for such Member's Capital Contributions.

                  6.06     Section 754 Election

                  The Operating Member shall cause the LLC to file on its tax return for the year ending December 31, 2000 an election under Section 754 of the Code to provide for an adjustment to the adjusted tax basis of LLC Assets.

                                  ARTICLE VII
                                  MANAGEMENT

                  7.01   General Scope of Duties and Authority

                  Except as specifically provided in this Agreement to the contrary, the business and affairs of the LLC (including, without limitation, the right of the LLC to take any action as a member of the Property Owners) shall be carried on and managed by the Operating Member, who shall have full, exclusive and complete right, power and authority with respect thereto. Notwithstanding the foregoing, the Member that is not the Operating Member shall upon request of the Operating Member, join in such execution and/or execute and deliver any instruments the Operating Member may reasonably require to confirm the Operating Member's authority hereunder. On the date hereof, each Property Owner has entered into a Management Agreement with Managing Agent governing the management and leasing of the Properties.

                  7.02   Joint Decisions

                  Notwithstanding the provisions of Section 7.01, the Operating Member shall not take any of the following actions (collectively, the "Joint Decisions") unless such Joint Decision has been approved by the Non-Operating Member or is set forth in the Business Plan (it being understood that for all purposes hereof, all Joint Decisions shall require the consent of both the Operating Member and the Non-Operating Member); provided, with respect to Sections 7.02(a)(i), 7.02(a)(ix), 7.02(a)(x), 7.02(b)(i) and
7.02(b)(iii) below, (i) such consent shall not be unreasonably withheld or delayed (and with respect to Sections 7.02(a)(x) and 7.02(b)(iii) shall take into account the timing and quality of the service to be performed and the quality of the service provider) and (ii) if the other Member fails to grant or deny its consent within 7 Business Days after a request for such consent has been made, such consent shall be deemed given.

                  (a) At all times throughout the term of this Agreement the following shall be a Joint Decision:

                       (i) entering into or causing any Property Owner to enter into any Lease which is inconsistent with the Leasing Guidelines;

                       (ii) entering into or causing any Property Owner to enter into any modification, amendment, surrender or termination, other than pursuant to an option contained in a Lease, which (x) shortens the term of any Lease, (y) reduces the amount paid by the tenant or (z) materially increases the landlord's obligations thereunder, which in the case of (x), (y) or (z) will have a Net Cost to the landlord of $100,000.00 (as increased by the CPI Increase) or more with respect to a single transaction or $250,000.00 (as increased by the CPI Increase) with respect to all of the transactions entered into by all Property Owners in a single calendar year; provided, that without the consent of the Non-Operating Member, the Operating Member may settle disputes with tenants in the ordinary course of business and terminate Leases of tenants in default. As used herein the term "Net Cost" means the amount, if any, by which the present value (applying a discount rate of 10% per annum) as of the effective date of the transaction in question of the aggregate amount of payments to be foregone or made by the landlord (net of any amounts to be received by the landlord in connection with the transaction) exceeds the present value (applying such discount rate) as of such date of the revenue which the applicable Property Owner reasonably expects to receive from a replacement tenant with respect to whom such Property Owner has either executed a Lease or which has been specifically identified and negotiations with such replacement tenant have progressed to the point that the Operating Member reasonably expects a Lease to be executed;

                       (iii) the modification or amendment by any Property Owner of its Management Agreement (other than de minimis modifications or amendments) or the waiver of any default under the Management Agreement or the selection of a replacement Managing Agent or the determination of the terms of any replacement Management Agreement;

                       (iv) any borrowing by the LLC or any Property Owner; provided, that without the Non-Operating Member's consent, but subject to
Section 10.03(g), the Operating Member shall be permitted to effectuate a Loan which meets the Loan Guidelines in accordance with Section 10.03 and may effectuate equipment financing in the ordinary course of business;

                       (v) acquisition by the LLC or any Property Owner of any real property other than the Properties;

                       (vi) except as otherwise provided in this Agreement, selling, or otherwise disposing of any Property or Property Owner or issuing additional Interests;

                       (vii) except as expressly provided in this Agreement admitting to the LLC or to any Property Owner additional or successor Members;

                       (viii) taking any other action with respect to any matter which, pursuant to the express provisions of this Agreement, requires the approval, consent or agreement of all of the Members;

                       (ix) incurring or causing a Property Owner to incur any expenditure, charge or cost in any given month (other than Necessary Expenses) which is inconsistent with the Business Plan or exceeds the budgeted line item cost in the Operating Budget and Capital Budget by more than 10% or increases the Budgets by 7% or more (exclusive of increases attributable to temporary timing differences arising in the ordinary course of business); provided, however, that in incurring Necessary Expenses the Operating Member shall act prudently and in the best economic interest of the LLC, Property Owners and Properties;

                       (x) accepting or causing a Property Owner to accept a bid in excess of $100,000.00 (as increased by the CPI Increase) for any Capital Improvement, but only if and to the extent such bid is greater than 110% of the lowest conforming bid received for such Capital Improvement from qualified bidders;

                       (xi) engaging in any transaction between the LLC or any Property Owner and any Member or any Affiliate of a Member. Notwithstanding anything to the contrary contained herein, the Members herein approve (1) the form and substance of the Management Agreement entered into on the date hereof (and the transactions with Affiliates permitted thereby) and (2) the transactions described in Section 13.25 below, subject in each case to the provisions thereof;

                       (xii) making or causing a Property Owner to make any loans to any Person which are not in furtherance of the stated purposes or intended business of the LLC or any Property Owner as set forth in this Agreement or executing or becoming liable under any guaranty (in whatever form) by the LLC or any Property Owner of the obligations of any Person other than the LLC or any Property Owner or otherwise for ordinary course obligations (e.g., endorsing checks);

                       (xiii) taking any action not in furtherance of the stated purposes or intended business of the LLC as set forth in this Agreement;

                       (xiv) entering or causing a Property Owner to enter into any joint venture (regardless of the form of the joint venture) with another Person;

                       (xv) executing and delivering any document which is prohibited under the LLC Act or this Agreement;

                       (xvi) amending, modifying or terminating this Agreement or, except as provided in this Agreement, any of the organizational documents and organizational instruments governing the Property Owners; and

                       (xvii) commencement on behalf of the LLC or any Property Owner of any voluntary case under any bankruptcy, insolvency or similar law.

                  (b) The additional matters set forth in clauses (i)-(iii) below shall require a Joint Decision only if and for so long as (x) the Operating Member is a Non-Contributing Member, (y) the Non-Operating Member is not a Non-Contributing Member and (z) the sum of (1) the principal amount of all unpaid Default Loans which are then outstanding to Reckson made pursuant to Section 5.02(b)(i) of this Agreement plus (2) the principal amount of any Default Loans to Reckson converted to a Capital Contribution pursuant to
Section 5.02(b)(ii) of this Agreement, exceeds the amount of $5,000,000.00. The period in which these Joint Decisions are required is herein referred to as the "Default Loan Period":

                       (i) entering into a Lease inconsistent with the Leasing Guidelines;

                       (ii) incurring or causing any Property Owner to incur LLC Charges to perform any Capital Improvements exclusive of Capital Improvements (w) required on account of emergencies (i.e. as necessary to avoid imminent danger to life or property), (x) required to comply with Legal Requirements or obligations under any Lease (other than a general obligation under a Lease to maintain the Property in a first-class condition) or other third party agreement binding upon the LLC or any Property Owner, (y) for which the Operating Member had accepted bids (even if it had not executed a binding contract) prior to the commencement of the Default Loan Period and (z) which in the good faith judgment of the Operating Member are necessary to be performed in order to avoid undue financial burden on the Property Owners or a negative affect on any Property; and

                       (iii) accepting a bid in excess of $50,000.00 (as increased by the CPI Increase) for any Capital Improvement, but only if and to the extent the bid is greater than 110% of the lowest conforming bid received for such Capital Improvement from qualified bidders.

                  (c) All decisions which theretofore may have been made solely by the Operating Member in its capacity as such relating to the operation and management of the LLC, the Property Owners and the Properties ("OM Decisions") shall become a Joint Decision, and the Operating Member, in its capacity as such, will cease to be able to take any action without the consent of the Non-Operating Member, if any of the events described in clause
(i) through (xii) below (each, an "OM Termination Event") occurs and, solely with respect to clause (vi), (ix), (x) or (xii)(B) below, continues beyond any applicable notice and grace periods contained herein, or if no such notice and grace periods shall be contained herein, such OM Termination Event continues uncured for a period of 15 days after written notice, provided, that if such OM Termination Event is of the type described in clauses (x) or (xii)(B) and cannot reasonably be cured in such cure period and the Operating Member shall have commenced to cure such OM Termination Event within such cure period and thereafter diligently and expeditiously proceeds to cure the same, such cure period shall be extended for so long as it shall require the Operating Member in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of 120 days from the date of the initial written notice from the Non-Operating Member to the Operating Member identifying an OM Termination Event and provided further, that no such event shall constitute an OM Termination Event if prior to the date of the occurrence of such event, an event of the same nature as those set forth in clause (i), (vi), (vii) (viii) or (x) has occurred and is continuing on the part of the Non-Operating Member. For the avoidance of doubt, the parties confirm that, except as otherwise provided in Section 10.03(g), all of Reckson's rights under Articles 9 and 10 are not "OM Decisions" and Reckson may continue to exercise such rights notwithstanding the occurrence of an OM Termination Event. The OM Termination Events are:

                       (i) The principal amount of all unpaid Default Loans which are then outstanding to Reckson pursuant to Section 5.02(b)(i) of this Agreement plus the principal amount of any Default Loan converted to a Capital Contribution pursuant to Section 5.02(b)(ii) of this Agreement exceeds the amount of $10,000,000.00, but only if the Non-Operating Member is not a Non-Contributing Member;

                       (ii) a Change in Control described in Section 9.06(a)(ii)(B) occurs;

                       (iii) a transfer of the Operating Member's Interest described in Section 9.06(b)(ii) occurs;

                       (iv) The Operating Member's pledged Interest is purchased or acquired as a result of foreclosure by a Non-Approved Entity as described in Section 9.09(a)(iii);

                       (v) any act committed by the Operating Member or any of its partners, principals, agents or employees (but only if such act was committed at the direction or express consent of a member of Senior Management of Reckson), which constitutes willful malfeasance, fraud, embezzlement, theft, or a felony and which materially harms the business affairs of the LLC;

                       (vi) the Operating Member fails to close or otherwise materially defaults under Section 9.05 or 9.06(a) (with respect to the closing of a Put Sale) of this Agreement;

                       (vii) The Operating Member transfers its Interest in violation of Article 9 of this Agreement;

                       (viii) the Operating Member becomes Bankrupt;

                       (ix) Reckson effectuates a Loan in violation of Section
10.03 of this Agreement;

                       (x) the Operating Member willfully breaches any material term(s) of this Agreement which causes a material adverse effect to the value of the LLC taken as a whole; provided, that such action shall not be deemed to be an OM Termination Event if, following the final determination of the reduction in the LLC's value directly resulting from such breach (either by agreement of the parties or by a decision of an arbitrator in accordance with Section 13.30), the Operating Member repays such amount to the LLC;

                       (xi) the Managing Agent (provided the Managing Agent is then an Affiliate of the Operating Member) improperly transfers the Management Agreement and/or its interest therein in violation of the Management Agreement; or

                       (xii) any act(s) (A) described in subparagraph (v) or
(viii) of this Section 7.02(c) or (B) any act described in subparagraph (x) of this Section 7.02(c) which in the case of (A) or (B) occur with respect to the Managing Agent (provided the Managing Agent is then an Affiliate of the Operating Member).

                       If an OM Termination Event occurs, the Non-Operating Member will have the option to terminate the Management Agreement on behalf of the LLC and propose a successor Managing Agent, subject to the Operating Member's reasonable approval as to the identity of such successor and the terms of the Management Agreement. Any dispute between the Members regarding whether an OM Termination Event has occurred shall be resolved by arbitration in accordance with Section 13.30 and, pending the determination of the arbitration, no OM Termination Event shall be deemed to have occurred.

                  7.03     Business Plan

                  (a) (i) On or before October 15th, or at least 75 days before the beginning of each Fiscal Year, the Operating Member shall prepare and submit to the Non-Operating Member for its reasonable approval a proposed pro forma business plan in preliminary draft form for the promotion, operation and maintenance of each Property, taking into consideration the then current market conditions and for the operation of the LLC during the succeeding Fiscal Year (each, as the same may be modified as provided below, a "Business Plan"). Each Business Plan shall consist of an operating budget, as same may be modified as provided below (the "Operating Budget"), a Capital Improvements budget, as same may be modified as provided below (the "Capital Budget"; together with the Operating Budget, the "Budgets"), and the leasing guidelines, as same may be modified as provided below (the "Leasing Guidelines"). The form of Business Plan shall be substantially as set forth in the Fiscal Year 2000 Business Plan for each Property, as more particularly set forth on Exhibit C. Each Operating Budget shall show, on a month-by-month basis, in reasonable detail, each line item of anticipated income and expense including, without limitation, amounts required to establish, maintain and/or increase Cash Reserves. Each Capital Budget shall show, in reasonable detail, anticipated expenditures for Capital Improvements with respect to each Property or portion thereof. The Leasing Guidelines for each Property shall specify net average effective rent over the term of the Lease on a Property-by-Property basis, and with respect to each Property, on a space-by-space basis, taking into account Base Rent, the term of the Lease, leasing commissions due to any outside leasing brokers or as set forth in the Management Agreement, including overrides to the Managing Agent, tenant improvements, free rent and any other tenant concessions. Unless the Operating Member otherwise elects, the Leasing Guidelines shall provide for payment of a "full commission" to outside leasing brokers representing a prospective tenant. The Operating Member shall submit to the Non-Operating Member within 15 days after delivery of the proposed Business Plan (which shall in no event be later than November 1) a revised Business Plan. Within 15 days following delivery of the revised Business Plan, but no later than November 15, the Non-Operating Member shall submit to the Operating Member any comments to the revised Business Plan. The Operating Member shall submit to the Non-Operating Member, within 15 days thereafter, but no later than December 1, the final Business Plan incorporating the Non-Operating Member's comments and revisions (the "Final Plan"). The Non-Operating Member shall approve or disapprove the Final Plan within 15 days after receipt thereof, but no later than December 15, which, as so approved, shall constitute the "Business Plan". If Operating Member shall fail to submit any comments or revisions to any draft of the Business Plan on or prior to the dates set forth above, the Non-Operating Member shall be deemed to have granted its consent to any such draft.

                       (ii) The Operating Member may, from time to time and at any time, modify the Business Plan without the Non-Operating Member's consent to reflect changes in market conditions and to provide for payment of Necessary Expenses. If the Operating Member modifies the Business Plan pursuant to the preceding sentence on account of changes in market conditions, it shall give prompt written notice thereof to the Non-Operating Member together with a written explanation of the reason(s) therefor. In other circumstances, the Operating Member may, from time to time and at any time, modify the Business Plan but only with the prior written consent of the Non-Operating Member, which consent shall not be unreasonably withheld or delayed and shall be deemed given if the Non-Operating Member fails to grant or deny such consent within 10 Business Days after receipt of the proposed modification. The Business Plan, as modified in accordance with this subsection (ii) (either or without the consent of the Non-Operating Member), shall be deemed to be the Business Plan for all purposes herein.

                       (iii) The Operating Member shall use diligent, good faith efforts to cause the Managing Agent to operate each Property in conformity with the applicable Budgets and the permitted variances therefrom as set forth in Section 7.02(a)(ix). The Non-Operating Member acknowledges and agrees that the Budgets are only an estimate and not a guaranty by the Operating Member or the Managing Agent and there may be substantial variations between the estimates set forth in the Business Plan and actual results.

                  (b) On the date hereof the Members have adopted the Business Plan for each Property for the Fiscal Year 2000 as set forth on Exhibit C, annexed hereto and made a part hereof. On the date hereof, the Members have adopted for each Property a projection of the anticipated Capital Budget for the Fiscal Years 2001 and 2002 as set forth on Exhibit D, annexed hereto and made a part hereof, it being acknowledged and agreed by the Members that such Capital Budget projection is only an estimate and not a guaranty by Reckson or the Managing Agent and there may be substantial variations between the estimates set forth in the projected Capital Budgets and the actual results. The Operating Member shall be entitled to cause the Property Owners to pay all LLC Charges as and when due to the extent such LLC Charges are either consistent with the Business Plan or are a permitted variance therefrom as set forth in Section 7.02(a)(ix) or are Necessary Expenses.

                  (c) During any period when the Members fail to reach agreement on any portions of any Business Plan for any Property prior to the commencement of the Fiscal Year to which such Business Plan relates, such Property shall be operated during such Fiscal Year (i) in accordance with such portions of such Business Plan as to which agreement has been reached, (ii) at rates or levels of expenditures as are actually charged or incurred with respect to Necessary Expenses and (iii) with respect to those portions of such Business Plan which are discretionary and as to which agreement has not been reached at rates or levels of expenditures comparable to those of the preceding Fiscal Year, (x) increased by the CPI Increase (computed for this purpose from the January 1st of the last Fiscal Year for which a Business Plan was approved to December 31st of the Fiscal Year immediately preceding the Fiscal Year to which the Business Plan in dispute relates) and (y) increased or decreased to reflect increases or decreases in the percentage of such Property occupied by tenants since the last Fiscal Year for which a Business Plan was approved (but only to the extent the Operating Member reasonably determines that such increases or decreases are reasonably related to the level of such Property's occupancy).

                  7.04     Other Activities of Members

                  Any Member may own, purchase, sell, or otherwise deal in any manner with any property not owned by the LLC or a Property Owner without notice to any other Member, without participation of any other Member, and without liability to the LLC, a Property Owner or any other Member and any such Member may, without notice to any other Member and without obligation to present to the LLC or to a Property Owner or any other Member an opportunity of any kind whatsoever, acquire, sell (subject to Section 7.05, to the extent applicable), finance, lease, operate, manage, develop or syndicate any real property not owned by the LLC or of a Property Owner, free of any claim whatsoever of the other Member or the LLC. No Member shall incur any liability to the LLC or to a Property Owner or any other Member as a result of such Member's interest in such other property or pursuit of such other business interests, and neither the LLC nor any Member or Property Owner shall have any right to participate in such other property or business or to receive or share in any income or profits derived therefrom.

                  7.05    Right of First Negotiation on 101 JFK Parkway

                  If and so long as Reckson or any Affiliate of Reckson owns 101 JFK Parkway, Short Hills, New Jersey ("101 JFK"), and, at any time during the term of this Agreement Reckson or such Affiliate shall desire to sell 101 JFK pursuant to a single-property transaction (as opposed to selling 101 JFK as part of a multi-property transaction, in which case this Section 7.05 shall not apply and the rights of TIAA LLC under the Section 7.05 shall terminate upon the consummation of such sale), Reckson shall give a notice to TIAA LLC (the "Offering Notice"), which notice shall set forth the desire of Reckson or such Affiliate to so sell 101 JFK. Within 10 Business Days after the giving of the Offering Notice, TIAA LLC shall give a notice to Reckson (the "Response Notice") stating whether or not TIAA LLC desires to purchase 101 JFK. If the Response Notice states that TIAA LLC desires to purchase 101 JFK, then the parties shall proceed to negotiate in good faith to reach agreement on the terms of the sale and purchase of 101 JFK, and for a period of 15 Business Days after the giving of the Response Notice, Reckson shall not negotiate with any third party to sell 101 JFK. If, at the end of such 15 Business-Day period, Reckson and TIAA LLC are unable to agree on the terms of such sale and purchase for any reason, or if TIAA LLC shall fail timely to deliver the Response Notice, then the rights of TIAA LLC under this Section 7.05 shall terminate and Reckson may sell 101 JFK to any third party on any terms. The parties further acknowledge that in the event 101 JFK is transferred to an Affiliate of Reckson, this Section 7.05 shall not be triggered, but TIAA LLC's right under this Section 7.05 shall be preserved and, in the event Reckson's Affiliate shall desire to sell 101 JFK to a party which is not an Affiliate of Reckson, Reckson shall cause such Affiliate to adhere to the terms of this
Section 7.05.

                                 ARTICLE VIII
                       BANK ACCOUNTS; BOOKS AND RECORDS;
                        STATEMENTS; TAXES; FISCAL YEAR

                  8.01   Books of Account

                  At all times during the existence of the LLC, the books of account of the LLC and each Property Owner shall be prepared and kept by the Operating Member in accordance with GAAP, which shall reflect all LLC and each Property Owner's transactions and shall be appropriate and adequate for the LLC's and each Property Owner's business, and which books of account shall be maintained at the principal place of business of the LLC. Any Member or its duly authorized representatives shall have the right at any time to inspect and copy such books of account during normal business hours upon reasonable notice. Any Member and its duly authorized representatives shall have the right to examine (and copy) or conduct an audit of the LLC's and each Property Owner's books and records at any time during normal business hours and upon reasonable notice at the LLC's principal place of business. Any such examination or special audit (i.e., audits other than the annual audits for the LLC and each Property Owner which shall be conducted as of December 31 at the LLC's sole cost and expense) shall be performed at such Member's sole cost and expense.

                  8.02   Fiscal Year

                  Unless the Members shall agree otherwise, the fiscal year of the LLC and the Property Owners for financial, accounting, federal, state and local income tax purposes (the "Fiscal Year") shall be the calendar year (except that the first Fiscal Year of the LLC and the Property Owners (for financial and accounting purposes) shall begin on the date hereof and the last Fiscal Year of the LLC and the Property Owners shall end on the last day of the term of this Agreement).

                  8.03   Bank Accounts

                  All funds of the LLC shall be deposited in the LLC's name in one or more separate bank accounts (each, a "Bank Account") at a bank selected by the Operating Member. Each such Bank Account shall be used exclusively for the LLC's funds and no other funds shall be commingled therein. Withdrawals may be made from such Bank Account only by the Operating Member and only for purposes authorized under this Agreement. All withdrawals from the Bank Account shall be made only upon the signature of an authorized signatory of the Operating Member. The LLC may, at the Operating Member's option, establish one or more bank accounts in the name of the Property Owners to hold the funds of the Property Owners and/or security deposits of tenants or to comply with the requirements of a lender to the LLC or to a Property Owner.

                  8.04   Financial Statements

                  Within 90 days after the end of each Fiscal Year, the Operating Member shall prepare and deliver to the Non-Operating Member a financial report of the LLC for the preceding Fiscal Year, including a balance sheet, a statement of operations and statements of Members' Capital Accounts, changes in financial position, Net Ordinary Cash Flow and Net Extraordinary Cash Flow and Adjusted Net Ordinary Cash Flow, all of which shall be audited by the LLC Accountants in accordance with generally accepted auditing standards, and all of which (except for the reports of Net Ordinary Cash Flow and Net Extraordinary Cash Flow and other reports prepared on a cash basis) shall be prepared in accordance with GAAP (the "Annual Report"). All financial statements prepared pursuant to this Section 8.04 shall present fairly the financial position and operating results of the LLC. TIAA LLC acknowledges that any financial projections that have been or are hereafter delivered to TIAA LLC (the "Projections") (a) reflect a number of estimates, assumptions and judgments concerning anticipated results of the Properties, (b) were not prepared with a view to disclosure or compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts and (c) do not purport to present operations at the Properties in accordance with generally accepted accounting principles. The Projections are and will be subject to certain risks and uncertainties that could cause actual results to differ substantially from the Projections. None of Reckson or any of its Affiliates or representatives has made or makes any representation to TIAA LLC or any other person regarding the actual performance of the Properties compared to the information contained in the Projections and each of them expressly disclaims any representation or warranty, express or implied, as to the accuracy or completeness of the Projections.

                  8.05   Tax Returns; Tax Matters Partner

                  (a) The Operating Member shall cause all LLC tax returns to be timely filed with the applicable government authorities within allowable time periods, including extensions, and shall use reasonable efforts to provide such tax returns in a timely manner to the Members with the necessary information, including Schedules K-1, with respect to the operations of the LLC to allow them to file their own tax returns. The Operating Member shall provide TIAA LLC with copies of the LLC's form K-1 at least 15 days prior to the date such tax returns shall be filed.

                  (b) The Operating Member shall act as the "tax matters partner" of the LLC as provided in Section 6231 of the Code and the Regulations thereunder. Each Member hereby approves of such designation and agrees to execute, certify, acknowledge, deliver, swear to, file, and record at the appropriate public offices such documents as may be deemed necessary or appropriate to evidence such approval. The tax matters partner shall take such reasonable actions to insure that TIAA LLC will be a "notice partner", as such term is defined under Section 6231 of the Code. Expenses incurred by the Operating Member in acting in its capacity as "tax matters partner" shall be deemed to be LLC Charges.

                  8.06   Partnership

                  The LLC shall be treated as a partnership for federal income tax purposes and no Member shall make any election (for tax purposes or otherwise) inconsistent with such treatment.

                  8.07   Management Agreement Records

                  The Operating Member shall use reasonable efforts to enforce Managing Agent's obligations under the Management Agreement, and, without limiting the foregoing, shall cause the Managing Agent to provide the Members with copies of the reports required to be furnished by Managing Agent to Owner under Paragraph III(D)(iii) of each Management Agreement as in effect on the date hereof (or the comparable provisions of any future Management Agreement) and, upon TIAA LLC's request, the LLC will (A) cause the Managing Agent to provide to TIAA LLC copies of all bids in excess of $100,000 (as increased by the CPI Increase) (or $50,000 (as increased by the CPI Increase) during any Default Loan Period) and (B) cause a cost adjuster/contract auditor to be engaged to review specific bid and vendor selection decisions.

                                  ARTICLE IX
            TRANSFERS OF INTERESTS; RIGHT OF FIRST REFUSAL; PLEDGES

                  9.01   Restrictions on Transfers and Pledges of LLC Interests

                  (a) The term "transfer" or "Transfer" when used in this Agreement shall mean any sale, assignment, conveyance, gift or transfer.

                  (b) The term "pledge" or "Pledge" when used in this Agreement shall mean any pledge, hypothecation, mortgage, or granting of a security interest.

                  (c) The term "Interest Alteration" when used in this Agreement shall mean a change in the Members' respective Interests, Percentage Interests, Capital Accounts, rights to act as Operating Member (and the decision-making authority appurtenant thereto) or any other rights, obligations and responsibilities under this Agreement or with respect to the Properties.

                  (d) The term "Upper Tier Transfer" means, with respect to any Member, any transfer of ownership interests in an entity or issuance of additional ownership interests, or any other transaction howsoever effected, which results in a change in the ultimate beneficial ownership of such Member by its Parent. The term Upper Tier Transfer does not include a transfer of ownership interests in, or issuance of additional ownership interests in, or any other transaction howsoever effected which results in a change in ownership of the Parent of a Member, it being understood however, that a Change in Control with respect to a Reckson Party may trigger the consequences set forth in Section 9.06.

                  (e) The term "Transfer (or transfer) of an Interest" means only a direct Transfer of an Interest and does not include an Upper Tier Transfer.

                  (f) The term Parent, when used with respect to (I) Reckson, means Reckson OP and (II) TIAA LLC, means Teachers; provided however, if as a result of a Transfer or Upper Tier Transfer permitted under this Agreement, Reckson ceases to be a Special Affiliate of Reckson OP or TIAA LLC shall cease to be a Special Affiliate of Teachers, this paragraph (f) shall be amended to identify the new parent of Reckson or TIAA LLC, as applicable, and references to the Reckson Parties shall be deemed to refer to such new parent. This paragraph (f) shall apply with respect to any subsequent Transfer or Upper Tier Transfer.

                  (g) The term "Upper Tier Pledge" means with respect to any Member, any pledge of all or any part of the ownership interests in a Member (as opposed to a pledge of the Interest itself) or in any subsidiary of such Member's Parent which directly, or through ownership of other Persons, owns an interest in such Member.

                  (h)  Except as permitted under this Article 9 and under
Article 10, neither Member may transfer or pledge all or any portion of its Interest hereunder without the prior written consent of the other Member, which consent may be withheld in such other Member's sole and absolute discretion. Except as permitted under this Article 9 and Article 10, neither Member may permit any Upper Tier Transfer or Upper Tier Pledge with respect to it, without the prior written consent of the other Member, which consent may be withheld in such other Member's sole and absolute discretion. Upon a Member's transfer of its Interest to any person or entity ("Transferee") under and in accordance with this Article 9, such Transferee shall be admitted as a substitute Member in lieu of such Transferring Member.

                  9.02   Intentionally Omitted

                  9.03   Transfers and Pledges to Affiliates

                  (a) Notwithstanding Section 9.01, each Member may, without the consent of the other Member, transfer or pledge all, but not part, of its respective Interest in the LLC to an Affiliate of such Member and each Member may permit Upper Tier Transfers and Upper Tier Pledges to Affiliates of such Member; provided that following any such transfer, pledge, Upper Tier Transfer or Upper Tier Pledge (or the foreclosure (or transfer in lieu of foreclosure) of any pledge or Upper Tier Pledge), the new Member shall (x) with respect to Reckson, be a Special Affiliate of Reckson OP and (y) with respect to TIAA LLC, be a Special Affiliate of Teachers.

                  (b) Notwithstanding Section 9.01, Reckson shall be permitted, without the consent of the other Member, to transfer all, but not a part, of its Interest in the LLC or to effectuate Upper Tier Transfers with respect to all, but not part, of the ownership interests in Reckson, to an entity which is an Actively Managed Entity; provided that if at any time after such transfer a majority of the Senior Management of Reckson at the time of such transfer shall cease to be actively involved in the Actively Managed Entity, then the Modified Buy-Sell Rights may be triggered by either party, but there shall not otherwise be any Interest Alteration as a result thereof. There shall be no restriction on transfers of Interests or Upper Tier Transfers with respect to an Actively Managed Entity so long as it remains an Actively Managed Entity.

                  (c) Any transfer or pledge or Upper Tier Transfer or Upper Tier Pledge pursuant to this Section 9.03 shall not result in any Interest Alteration.

                  9.04   Right of First Refusal

                  (a) From and after the date which is 180 days from the date of this Agreement, (i) if TIAA LLC desires to transfer its Interest to a party other than pursuant to Section 9.03 or (ii) if Reckson desires to transfer its Interest other than pursuant to Section 9.03 to an Approved Entity, and in either such case the Member which so desires to Transfer (the "Transferring Member") shall obtain a bona fide third party offer to purchase the Interest of the Transferring Member (the "Applicable Interest"), then the following provisions shall apply:

                       (i) The Transferring Member shall give to the other Member (the "Non-Transferring Member") a written notice (the "First Refusal Notice") setting forth:

                           (A) the name, address and any other information reasonably necessary to identify the proposed transferee; and

                           (B) the material business terms and conditions of the proposed transfer including the price (the "Offering Price") at which the Transferring Member proposes to transfer the Applicable Interest. Such material business terms and conditions shall in all events provide (i) that the Applicable Interest constitutes the entire Interest of the Transferring Member in the LLC, and any outstanding Default Loans held by the Transferring Member (but no other assets), and (ii) the Offering Price will be payable entirely in cash, in immediately available funds.

                        (ii) Within 45 days following the delivery of the First Refusal Notice (the "Binding Commitment Period"), the Non-Transferring Member may, by notice in writing to the Transferring Member (the "Binding Commitment Notice") elect to make a binding commitment to purchase (at the Offering Price specified in the First Refusal Notice or on any other terms agreed to by the parties) the Applicable Interest.

                        (iii) Simultaneously with delivery of the Binding Commitment Notice on or before the end of the Binding Commitment Period, the Non-Transferring Member shall deliver to the New York office of one of the five largest national title insurance companies in the United States which shall be designated by the Transferring Member in the First Refusal Notice (the "Escrow Agent"), a non-refundable amount (the "Deposit") equal to 10% of the Offering Price which shall be held in escrow pursuant to an escrow agreement in a form reasonably agreeable to the parties, and the Non-Transferring Member shall be obligated to purchase the Applicable Interest on the date (x) selected by the Non-Transferring Member on not less than 20 days written notice to the Transferring Member and (y) not more than 180 days following the end of the Binding Commitment Period. The Binding Commitment Notice shall be void ab initio if the Non-Transferring Member fails to deliver the Deposit simultaneously with the delivery of the Binding Commitment Notice. The date upon which the closing of the purchase of the Applicable Interest shall occur shall be called the "ROFR Closing Date".

                  (b)   On the ROFR Closing Date:

                        (i) the Transferring Member shall deliver to the Non-Transferring Member a duly executed and acknowledged instrument of assignment conveying the Applicable Interest to the Non-Transferring Member or its designee(s) free and clear of all liens and encumbrances, except for such liens and encumbrances as set forth in the First Refusal Notice which assignment shall contain a surviving representation and warranty as to the ownership of such Interest and the absence of such liens and encumbrances;

                        (ii) the Transferring Member shall (A) unless otherwise provided in the First Refusal Notice, pay all transfer, stamp or similar taxes due in connection with the conveyance of the Applicable Interest and (B) pay any amounts due to the Non-Transferring Member or the LLC under this Agreement;

                        (iii) the Non-Transferring Member shall pay the Offering Price (as adjusted by the credits and apportionments herein set forth) by wire transfer in immediately available funds;

                        (iv) if pursuant to the terms of the First Refusal Notice, the proposed transferee was obligated to indemnify, assume or cause to be released or satisfied any debts, obligations or claims against the LLC or any Property Owner for which the Transferring Member or its Affiliate is or may be personally liable (collectively, "Recourse Coverage"), the Non-Transferring Member shall be obligated to provide the same Recourse Coverage, and if pursuant to the First Refusal Notice the proposed transferee would provide the Recourse Coverage by a creditworthy entity (i.e., an entity having assets other than its interest in the LLC) the Non-Transferring Member shall provide (or guaranty) such Recourse Coverage by an entity which has assets other than in its interest in the LLC, and which, considering the obligations involved, has creditworthiness which is either as creditworthy as the entity to have been provided pursuant to the First Refusal Notice or, if not, is, considering the obligations involved, reasonably satisfactory to the Transferring Member;

                        (v) the LLC shall close its books as of the ROFR Closing Date;

                        (vi) Net Ordinary Cash Flow and Net Extraordinary Cash Flow to the ROFR Closing Date shall be distributed in accordance with the provisions of Article VI unless the First Refusal Notice provides for no apportionment or apportionment on a different basis in which event in lieu of such distribution, apportionment shall be made in accordance with the First Refusal Notice;

                        (vii) the Offering Price shall (A) except to the extent otherwise provided in the First Refusal Notice, be increased by the aggregate amount of all additional Capital Contributions made by the Transferring Member on account of the Applicable Interest in the period between the date of the First Refusal Notice and the ROFR Closing Date and (B) be decreased by any Net Extraordinary Cash Flow distributed to the Transferring Member on account of the Applicable Interest during such period, except to the extent the First Refusal Notice provides that Net Extraordinary Cash Flow (specified as to source and amount) would be retained by the Transferring Member without reduction in the Offering Price, in which event no such decrease shall be made on account of the specified Net Extraordinary Cash Flow so distributed;

                        (viii) the Members shall execute all amendments to fictitious name, membership or similar certificates necessary to reflect the withdrawal of the Transferring Member from the LLC (if applicable), the admission of any new Member to the LLC (if applicable), the termination of the LLC, or as may otherwise be required by law or as is contemplated by Section 2.02; and

                        (ix) each Member shall be reasonable and shall cooperate with the other Member and the transferee in consummating the transaction contemplated by this Section 9.04(b), including, without limitation, by executing such documents as may reasonably be required in connection therewith.

                  (c) If the Non-Transferring Member fails timely to deliver a Binding Commitment Notice to the Transferring Member, the Transferring Member shall have the right, subject to this Section 9.04(c), to sell the Applicable Interest to the proposed transferee specified in the First Refusal Notice, provided that (i) the gross purchase price (without deduction for any brokerage or similar fees payable in connection with such sale or any apportionment in the nature of those described in Section 5.01(b)) is at a price not less than 97.5% of the Offering Price, (ii) the other terms and conditions of the sale, when taken as a whole, are not less favorable to the Transferring Member than the terms and conditions set forth in the First Refusal Notice, (iii) the closing of such sale shall occur not later than 150 days after expiration of the Binding Commitment Period, except as otherwise provided in this Agreement and upon such Closing the proposed transferee shall succeed to all the rights, obligations and responsibilities of the Transferring Member without any Interest Alteration. The Non-Transferring Member shall within 10 Business Days after request therefor from the Transferring Member, execute and deliver such documentation as the Transferring Member shall reasonably request evidencing the Non-Transferring Member's declining (or deemed declining) of the right to purchase the Applicable Interest, but the failure to do so shall in no way affect the Transferring Member's right to sell the Applicable Interest as described herein.

                  (d) If the Transferring Member does not close a sale of the Applicable Interest which satisfies the requirements of Section 9.04(c) above within the 150-day period described in Section 9.04(c), then the Transferring Member may not sell the Applicable Interest without again giving notice to the Non-Transferring Member pursuant to Section 9.04(a) above.

                  (e) If the Transferring Member or the Non-Transferring Member shall fail to close the sale of an Applicable Interest contemplated by this Section 9.04 after the Binding Commitment Notice has been given, then, unless such failure would have been excused under the terms set forth in the First Refusal Notice, the non-failing Member may, as its sole remedies (i) seek specific performance of the failing Member's obligations or (ii) if the failing Member shall be the Non-Transferring Member, the Transferring Member may (x) retain the Deposit as liquidated damages; and (y) if such failure was not due to a prohibition under applicable law which first arose after the delivery of the Binding Commitment Notice, thereafter sell its Interest (one time only) to any entity, whether or not an Approved Entity, without invoking the right of first refusal described in this Section 9.04 and such buyer shall succeed to all of the rights, obligations and responsibilities of the Transferring Member under this Agreement without any Interest Alteration.

                  (f) No First Refusal Notice may be given with respect to a transfer of any direct or indirect owner of an Interest as opposed to the Interest itself. If a Member wishes to effectuate an Upper Tier Transfer not permitted under Section 9.03 it must comply with the provisions of this
Section 9.04 with respect to its Interest (but not with respect to an upper tier interest).

                  9.05   Buy-Sell of Properties

                  (a) Either Member may at any time tender to the other Member a written offer (a "Property Offer Notice") in which the offering member (the "Property Offering Member") requests that the LLC direct the sale of one or more specified Properties owned by the Property Owners at the time of the Property Offer Notice (each such Property, a "Sale Property" and collectively, the "Sale Properties") to (i) the non-offering Member (the "Property Receiving Member") or (ii) the Property Offering Member; provided, however that such Property Offer Notice may only be given at any time after (x) the third (3rd) anniversary of the date hereof with respect to 400 Garden City Plaza, 90 Merrick and 120 White Plains; (y) the fourth (4th) anniversary of the date hereof with respect to 275 Broadhollow and Stamford Towers; and (z) the fifth
(5th) anniversary of the date hereof with respect to 51 JFK and 1305 Walt Whitman (the time restrictions set forth in the foregoing clauses (x), (y) and (z) shall be referred to collectively as the "Buy-Sell Lockouts" and individually as a "Buy-Sell Lockout"). Notwithstanding the foregoing Buy-Sell Lockouts, a Property Offer Notice may be sent at any time, but only with respect to a sale of all of the Properties after the occurrence of an OM Termination Event or as otherwise expressly stated in this Agreement.

                  (b) The Property Offer Notice shall stipulate a distinct and separate value, in dollars, for each Sale Property, free and clear of all LLC liabilities secured by or otherwise relating to such Sale Property (the "Sale Price").

                  (c) Within a period (the "Property Commitment Period") of 45 days after receipt of the Property Offer Notice, the Property Receiving Member shall deliver to the Property Offering Member, a notice (the "Binding Property Notice") stating the Property Receiving Member's binding commitment (stated separately with respect to each Sale Property) to either (i) direct the applicable Property Owner(s) to sell the Sale Property to the Property
Offering Member for the Sale Price, or (ii) purchase such Sale Property for the Sale Price. If the Property Offer Notice shall cover more than one Sale Property, the Property Receiving Member shall have the right, in the Binding Property Notice, to elect to purchase one or more of the Sale Properties covered by the Property Offer Notice and direct a Property Owner to sell to a Property Offering Member the Sale Property(ies) not elected to be purchased by the Property Receiving Member. Within 10 days after receipt of the Binding Property Notice, each Property Purchasing Party (as defined below) shall deliver to the Escrow Agent a deposit in an amount equal to 10% of the Sale Price for each Sale Property to be purchased by such Property Purchasing
Party, which amount shall be non-refundable (except in the event of the selling Property Owner(s)' failure to convey title under this Section 9.05, in which case such deposit shall be returned to the purchasing Member) and shall be held in escrow pursuant to an escrow agreement reasonably agreeable to the parties. The closing of the purchase of each Sale Property shall occur on a date (xx) selected by the Property Purchasing Party for such Sale Property on not less than 20 days prior written notice to the Property Selling Party (as defined below) and (yy) no more than 120 days following the delivery of the Binding Property Notice. If the Property Receiving Member fails to deliver a Binding Property Notice on or before the close of the Property Commitment Period, the Property Receiving Member shall be deemed to have elected to direct the applicable Property Owner(s) to sell each Sale Property to the Property Offering Member or its designee(s).

                  (d) For purposes of the remainder of this Section 9.05, (A) the Member who shall purchase (or whose designee(s) shall purchase) a Sale Property shall be called the "Property Purchasing Party", (B) the other Member shall be called the "Property Selling Party" and (C) the date upon which the Property Purchasing Party is obligated to close on the purchase of a Sale Property shall be called the "Sale Closing Date".

                  On the Sale Closing Date:

                        (i) the Property Purchasing Party shall take title to each Sale Property in its "as is" physical condition;

                        (ii) the Property Purchasing Party shall deliver to the selling Property Owner the Sale Price (less the deposit) set forth in the Property Offer Notice by wire transfer in immediately available funds and the deposit, together with all interest accrued thereon, shall be transferred from the Escrow Agent to the selling Property Owner (which aggregate amount shall be distributed to the Members in accordance with Section 6.05(c) of this Agreement);

                        (iii) the Property Selling Party shall cause the selling Property Owner to pay all transfer, stamp or similar taxes due in connection with the conveyance of each Sale Property;

                        (iv) the Property Selling Party shall cause the selling Property Owner to deliver to the Property Purchasing Party or its designee a duly executed and acknowledged bargain and sale deed without covenants or the equivalent form of deed for the particular state in which the Sale Property is located, or assignment instrument with respect to 90 Merrick conveying the applicable Sale Property to the Property Purchasing Party or its designee(s), subject to all liens, encumbrances and other matters affecting title thereto (other than LLC liabilities secured by, or otherwise relating to, the applicable Sale Property) which conveyance shall be without any representation, warranty or recourse against the selling Property Owner or the LLC;

                        (v) all items of revenue and expense of the applicable Property Owner which are customarily apportioned in the sale of properties comparable to such Sale Property shall be apportioned between the selling Property Owner and the Property Purchasing Party for the current calendar period as of 11:59 p.m. on the day preceding the Sale Closing Date in accordance with the customs and practices usual in transactions involving properties comparable to the Sale Properties; and

                        (vi) the selling Property Owner and the Property Purchasing Party shall deliver such additional instruments (without representation or warranty by the Property Selling Party) which are customarily delivered by buyers or sellers of properties comparable to the Properties.

                  (e) If the selling Property Owner or the Property Purchasing Party shall fail to close the sale of any Sale Property contemplated by this
Section 9.05 on or before the Sale Closing Date, then the non-failing party may (i) require the failing party to specifically perform its obligation, (ii) if the failing party is the Property Purchasing Party, the Property Selling Party shall direct the selling Property Owner to retain the deposit as liquidated damages or (iii) if the failing party is the Operating Member, the provisions of Section 7.02(c) shall apply.

                  (f) If any Property Owner has entered into a contract to sell a Property in accordance with the terms hereof, no Member shall have the right to designate such Property as a Sale Property unless and until such contract terminates without a closing occurring thereunder.

                  9.06   Special Transfer Provisions Applicable to Reckson

                  (a) Change in Control of Reckson Associates. The following shall apply with respect to a Change in Control of a Reckson Party:

                       (i) Approved Entity/Actively Managed Entity Transfer. If, after giving effect to a Change in Control of a Reckson Party, such Reckson Party is an Approved Entity or an Actively Managed Entity, then such Change in Control may be consummated without any rights on the part of TIAA LLC and without any Interest Alteration.

                       An "Actively Managed Entity" shall mean an entity in which the Senior Management of Reckson Associates remains actively involved in the management of the LLC and the Properties, including without limitation, development of the Business Plan, and does not merely act as a fee manager.

                       An "Approved Entity" is each entity listed on Schedule 4 attached hereto and a Majority-Owned Affiliate thereof (the "Approved Entity List"), as the same may be modified in accordance with the following:

                       At any time and from time to time Reckson may propose additional entities to add to the Approved Entity List (each, a "Proposed Addition") by giving written notice of such Proposed Addition to TIAA LLC. TIAA LLC shall have 10 Business Days from receipt of notice of a Proposed Addition to approve or reject the Proposed Addition, and TIAA LLC's failure to reject a Proposed Addition within such 10 Business-Day period shall be deemed an approval of such Proposed Addition. TIAA LLC may reject a Proposed Addition only if (x) TIAA LLC acting reasonably and in good faith can cite to specific events, instances, financial circumstances or reputational information that would deter a prudent investor from becoming a party to this Agreement with the Proposed Addition or determines that such Proposed Addition would create a Material Business Conflict, or (y) TIAA LLC or any of its Majority-Owned Affiliates acting reasonably and in good faith rejects such Proposed Addition because it is then actively involved (i.e., a plaintiff or a defendant) in or has previously been actively involved in a material lawsuit with the Proposed Addition. TIAA LLC acting reasonably and in good faith may, upon written notice to Reckson, require the removal of any entity on the Approved Entity List if and only to the extent that TIAA LLC (1) possesses evidence that the financial condition of such Approved Entity has materially adversely changed since the date such entity was placed on the Approved Entity List due to a specific event or series of events or (2) in good faith can cite to specific events, instances, financial circumstances or reputational information demonstrating that there has occurred a material adverse change with respect to such entity which would deter a prudent investor from becoming a party to this Agreement with such Approved Entity or (3) TIAA LLC or any of its Majority-Owned Affiliates is then actively involved in a material lawsuit with such entity. Notwithstanding the foregoing, in no event may TIAA LLC require the removal of any entity from the Approved Entity List after it has been notified by Reckson that the Reckson Party has either entered into an agreement with such entity which might result in a Change in Control of such Reckson Party or is having substantive discussions with such entity which may lead to such agreement. Any dispute between the Members regarding the addition or removal of an entity from or to the Approved Entity List shall be resolved by arbitration in accordance with Section 13.30.

                       (ii) Non-Approved Entity Change in Control.

                  (A) If a Change in Control of a Reckson Party is proposed (a "Proposed Non-Approved Entity Change in Control") which, after giving effect to such Change in Control, would result in the applicable Reckson Party (or the successor entity owning the Interest or the interests in Reckson) being neither an Approved Entity nor an Actively Managed Entity (each a "Non-Approved Entity") and such Change in Control is not an Involuntary Change In Control (as defined below), Reckson shall notify TIAA LLC of the proposed Change in Control and the identity of the proposed transferee (the "Change in Control Notice"). A Change in Control Notice shall state that such notice is a request for TIAA LLC's approval that (I) such Proposed Non-Approved Entity Change in Control does not create a TIAA LLC Conflict and (II) if no TIAA LLC Conflict is triggered, such proposed Non-Approved Entity may be added to the Approved Entity List. Not more than 21 days from receipt of such Change in Control Notice, TIAA LLC shall advise Reckson by written notice (the "Conflict Notice") if the Proposed Non-Approved Entity Change in Control creates a TIAA LLC Conflict (as defined below), in which case the provisions of this 9.06(a)(ii)(A) shall apply, or, if TIAA LLC reasonably determines that the Proposed Non-Approved Entity does not create a TIAA LLC Conflict, but nevertheless believes that such entity should not be added to the Approved Entity List (a "TIAA Determined Non-Approved Entity"), the provisions of
Section 9.06(a)(ii)(B) shall apply. If TIAA LLC does not send the Conflict Notice within 21 days following receipt of the Change in Control Notice, the Proposed Non-Approved Entity Change in Control shall, subject to the other terms and conditions hereof, be deemed approved by TIAA LLC with the same force and effect as if the other party thereto were an Approved Entity and TIAA LLC shall be deemed to have waived its Put Sale rights. A "TIAA LLC Conflict" shall mean a Material Business Conflict or an ERISA Problem. An "ERISA Problem" shall occur if the applicable Change in Control would, in the opinion of outside counsel to TIAA LLC (which outside counsel shall be Debevoise & Plimpton (or another firm reasonably acceptable to Reckson)), (i) cause the LLC to be deemed to hold "plan assets" within the meaning of ERISA or (ii) be reasonably likely to result in TIAA LLC (or Teachers) becoming party to a "prohibited transaction" under ERISA; provided, that no ERISA Problem shall exist for so long as the LLC is qualified as a Real Estate Operating Company ("REOC") and if because of such qualification (or otherwise) the LLC is entitled to the same legal protection in all material respects as it is entitled under current law. The Members agree to use commercially reasonable efforts to cause the LLC to be and remain qualified as a REOC so long as the requirements therefor remain substantially the same as they are on the date of this Agreement.

                 If TIAA LLC furnishes to Reckson a Conflict Notice stating that the Proposed Non-Approved Entity Change in Control creates a TIAA LLC Conflict, and Reckson does not dispute such determination as provided below, Reckson shall have 10 Business Days from receipt of such Conflict Notice to elect (without prejudice to its rights under Section 9.06(a)(ii)(B) below) by notice to TIAA LLC to (1) abandon the Proposed Non-Approved Entity Change of Control, in which event there shall be no Interest Alteration or (2) proceed with the Proposed Non-Approved Entity Change in Control, in which event TIAA LLC may elect, by notice to Reckson (the "Put Election Notice") within 10 Business Days from receipt of the Reckson Election Notice, to sell its Interest in the LLC to Reckson or its designee (the "Put Sale") at a price (the "Put Sale Price") which is the greater of (x) the "Adjusted Portfolio Valuation" (which shall mean an amount calculated by multiplying TIAA LLC's then current Percentage Interest by the aggregate of the Allocated Values of the Properties then owned by the Property Owners and subtracting any Net Extraordinary Cash Flow distributed to TIAA LLC with respect to such Properties as of such date) and (y) TIAA LLC's then Percentage Interest in the appraised fair market value of the Properties as determined below (the "Properties Appraised Market Value").

                  If Reckson shall dispute TIAA's determination that the proposed entity created a TIAA LLC Conflict, such dispute shall be resolved by arbitration in accordance with Section 13.30.

                  If a Change in Control of a Reckson Party with a Non-Approved Entity shall have occurred which did not result from a merger, sale of assets or other transaction entered into voluntarily by the Reckson Party (an "Involuntary Change in Control"), promptly following Reckson's receipt of notification that such Involuntary Change in Control occurred, Reckson shall furnish to TIAA LLC a Change in Control Notice and the provisions set forth above in this paragraph (A) shall apply.

                  The Properties Appraised Market Value shall be determined in accordance with Section 13.30 of this Agreement, except that the arbitration procedure shall be modified as follows: within 30 days following receipt of the Put Election Notice, each of Reckson and TIAA LLC shall prepare a calculation of the Properties Appraised Market Value and submit such calculation to the arbitrator, who, solely for purposes of this Section 9.06(a)(ii), shall be an MAI-designated appraiser having at least 10 years experience in appraising Class A Office buildings in the New York Metropolitan area (the "Appraiser"). TIAA LLC and Reckson shall appoint the Appraiser within 30 days of receipt of the Put Election Notice (or, if TIAA LLC and Reckson are unable to agree upon an Appraiser within said 30-day period), then the selection of the Appraiser shall be governed by the selection process set forth in Section 13.30. Each of Reckson and TIAA LLC shall submit to the Appraiser its calculation of the Properties Appraised Market Value. Within 20 days after receipt of such submissions, the Appraiser shall make a determination of the Properties Appraised Market Value, which determination shall be limited to selecting as the Properties Appraised Market Value either Reckson's or TIAA LLC's calculation.

         The Put Sale shall close on or prior to the date (the "Put
Closing Date") that is (x) 30 days following TIAA LLC's delivery of the Put Election Notice, with respect to an Involuntary Change In Control and (y) in all other cases, simultaneously with the closing of the Proposed Non-Approved Entity Change in Control (or on such date as otherwise agreed to in writing by the parties). On the Put Closing Date:

                        (I) TIAA LLC shall deliver to Reckson (or its designee) a duly executed and acknowledged instrument of assignment conveying its Interest to Reckson or its designee(s) free and clear of all liens and encumbrances, which assignment shall contain a surviving representation and warranty as to ownership of such interest and the absence of such liens and encumbrances;

                        (II) TIAA LLC shall (A) unless otherwise agreed to by the parties, pay any transfer, stamp or similar taxes due in connection with the conveyance of its Interest, to the extent attributable to any portion of the Put Sale Price which is in excess of the Adjusted Portfolio Valuation and
(B) pay any amounts due to Reckson or the LLC under this Agreement;

                        (III) Reckson (or its designee) shall (A) unless otherwise agreed to by the parties pay any transfer, stamp or similar taxes due in connection with the transfer of TIAA LLC's Interest to the extent attributable to any portion of the Put Sale Price which is equal to the Adjusted Portfolio Valuation and (B) pay the Put Sale Price (as adjusted by the credits and apportionments herein set forth) by wire transfer in immediately available funds;

                        (IV) Net Ordinary Cash Flow and Net Extraordinary Cash Flow to the Put Closing Date shall be distributed in accordance with the provisions of Article VI unless the parties agree to apportionment on a different basis;

                        (V) the Put Sale Price shall (A) be increased by the aggregate amount of all additional Capital Contributions made by TIAA LLC in the period between the date of the Put Election Notice and the Put Closing Date and (B) be decreased by any Net Extraordinary Cash Flow distributed to TIAA LLC during the period; and

                        (VI) the Members shall execute all amendments to fictitious name, membership or similar certificates necessary to reflect the withdrawal of TIAA LLC from the LLC (if applicable), the admission of any new Member to the LLC (if applicable), the termination of the LLC, or as may otherwise be required by law or as is contemplated by Section 2.02.

                  If there is an Involuntary Change in Control and a dispute arises as to the amount of the Put Sale Price, the Put Sale shall close in all respects on the scheduled Put Closing Date except that the Put Sale Price dispute shall be resolved by arbitration in accordance with Section 13.30. On the scheduled Put Closing Date Reckson shall (I) pay to TIAA LLC the amount (the "Reckson Amount") set forth in Reckson's calculation of Properties Appraised Market Value (or, if applicable, the Adjusted Portfolio Valuation) that was submitted to the Appraiser and (II) place in an escrow account an amount (the "Disputed Amount") equal to the difference between TIAA LLC's calculation of Properties Appraised Market Value (or, if applicable, the Adjusted Portfolio Valuation) that was submitted to the Appraiser and the Reckson Amount. At Reckson's election, Reckson may deliver to TIAA LLC a letter of credit in the Disputed Amount. The escrow account shall be held by a party mutually agreeable to the parties and the distribution of the Disputed Amount shall be governed by an escrow agreement mutually agreeable to the parties acting reasonably. The Disputed Amount (if the same shall not be in the form of a letter of credit) shall be placed in an interest bearing account. Upon the arbitrator's final determination of the Put Sale Price, the Disputed Amount (plus all accrued interest (if applicable)) shall be delivered to the party whose calculation was selected by the arbitrator.

                  (B) If a Proposed Non-Approved Entity Change in Control does not (or is deemed not to) cause a TIAA LLC Conflict, but TIAA LLC notifies Reckson in the Conflict Notice that the proposed entity is a TIAA-Determined Non-Approved Entity, then, Reckson shall have 10 Business Days from receipt of any such notice (but without prejudice to its rights below) to elect by written notice to TIAA LLC to (I) if the Change in Control is not an Involuntary Change in Control, abandon the proposed Non-Approved Entity Change of Control, in which event there will be no Interest Alteration or (II) proceed with the Proposed Non-Approved Entity Change of Control in which case (and in the case of an Involuntary Change of Control to an entity which is a Non-Approved Entity), following the consummation of the Change in Control, the provisions of Section 7.02(c) shall apply and, subject to the further provisions of this Section 9.06(a)(ii)(B), the Buy-Sell Rights set forth in
Section 9.05 may be exercised (x) despite any Buy-Sell Lockouts and (y) only with respect to all of the Properties (such modified Buy-Sell Rights shall be referred to as the "Modified Buy-Sell Rights").

                  If Reckson shall dispute TIAA LLC's determination of a proposed entity as a TIAA-Determined Non-Approved Entity, such dispute shall be resolved by arbitration in accordance with the terms of Section 13.30. If the arbitrator finds that TIAA LLC properly determined that such entity was a Non-Approved Entity, then, following such arbitrator's determination, either party may exercise the Modified Buy-Sell Rights and if the Modified Buy-Sell Rights are exercised by either party within 120 days following the arbitrator's determination and if TIAA LLC shall be the party purchasing any Sale Properties under Section 9.05, TIAA LLC shall pay, subject to the last sentence of this paragraph, an amount equal to 97% of the amount that would otherwise be payable by TIAA LLC under Section 9.05(c) and if Reckson shall be the party purchasing any Sale Properties under Section 9.05 Reckson shall pay, subject to the last sentence of this paragraph, 103% of the amount that would otherwise be payable by Reckson under Section 9.05(c). If, however, the arbitrator determines that TIAA LLC improperly determined that the proposed entity was a Non-Approved Entity, then TIAA LLC may, for a period ending on the date that is 120 days following the closing of the applicable Proposed Non-Approved Entity Change of Control, exercise the Modified Buy-Sell Rights and (x) if TIAA LLC shall be the party purchasing any Sale Properties, TIAA LLC shall pay, subject to the last sentence of this paragraph, an amount equal to 103% of the amount that would otherwise be payable by TIAA LLC under
Section 9.05(c) and (y) if Reckson shall be the party purchasing any Sale Properties, Reckson shall pay, subject to the last sentence of this paragraph, an amount equal to 97% of the amount that Reckson would otherwise have paid under Section 9.05(c). Solely for the purposes of calculating any premium or discount contemplated by this paragraph, the amount payable by Reckson or TIAA LLC shall be calculated by (a) subtracting from the amount payable by the Property Purchasing Party under Section 9.05, the amount that would be distributed by the LLC under Section 6.05(c) in connection with such transaction to the Member which is (or which designated) the Property Purchasing Member and (b) then applying the discount or premium to such remaining amount.

                        Notwithstanding anything to the contrary contained herein (and regardless of any notices or elections made by the Members) if Reckson shall notify TIAA LLC that a proposed Change in Control with respect to a Reckson Party has been withdrawn, abandoned or terminated prior to the consummation thereof, then (i) any Put Election Notice given by TIAA LLC or any Modified Buy-Sell Rights invoked by either Member shall be deemed void,
(ii) there shall be no Interest Alteration and (iii) the rights and the obligations of the parties shall be returned as if there had been no such proposed Change in Control.

                  (b)   Other Transfers by Reckson.


                        (i) If Reckson proposes to transfer its Interest to a Non-Approved Entity other than in connection with a Change in Control with respect to a Reckson Party (a "Proposed Non-Approved Entity Transfer"), Reckson shall give written notice to TIAA LLC identifying the proposed transferee (the "Transfer Notice") which shall be deemed to be a request to add the proposed transferee to the Approved Entity List. TIAA LLC shall advise Reckson by written notice within 21 days after receipt of the Transfer Notice (the "Conflict Notice") if the Proposed Non-Approved Entity Transfer creates a TIAA LLC Conflict and whether such entity will be added to the Approved Entity List. If TIAA LLC does not send the Conflict Notice within such 21-day period, the Proposed Non-Approved Entity Transfer shall be deemed approved by TIAA LLC. If the Conflict Notice is timely delivered and properly identifies a TIAA LLC Conflict, then Reckson shall have 10 Business Days from receipt of the Conflict Notice to elect by notice to TIAA LLC to (A) proceed with the Proposed Non-Approved Entity Transfer, in which event either party shall be entitled to invoke the Modified Buy-Sell Rights so long as the Sale Closing Date occurs on or prior to the closing of the Proposed Non-Approved Entity Transfer or (B) abandon the Proposed Non-Approved Entity Transfer, in which event there shall be no Interest Alteration. If the Conflict Notice is timely delivered and provides that such entity will not be added to the Approved Entity List, the provisions of Section 9.06(b)(ii) shall apply. Any dispute as to whether a TIAA LLC Conflict occurred under this Section 9.06(b)(i) or whether TIAA LLC properly refused to add the proposed transferee to the Approved Entity List shall be resolved by arbitration in accordance with
Section 13.30.

                        (ii) If Reckson proposes to transfer its Interest to a Non-Approved Entity in a transfer other than a Change in Control with respect to a Reckson Party which does not cause (or is deemed not to cause) a TIAA LLC Conflict or which causes a TIAA LLC Conflict but was approved by TIAA LLC and the transfer closes, then (A) the provisions of Section 7.02(c) shall apply and (B) either party may, at any time thereafter, invoke the Modified Buy-Sell Rights.

                  9.07   Conditions Applicable to All Transfers

                  (a) (i) Notwithstanding anything to the contrary contained in this Agreement, any transfer, of any Interest by a Member or any Upper Tier Transfer with respect to a Member shall be made in full compliance with (A) all applicable statutes, laws, ordinances, rules and regulations of all federal, state and local governmental bodies, agencies and subdivisions having jurisdiction over the LLC or any Property Owners or the Properties and (B) the mortgages, loan agreements, and other material agreements binding upon the LLC and any affected Property Owner at the time of such transfer. In the event that any filing, application, approval or consent is required in connection with any such transfer, the "Responsible Member" (as hereinafter defined) shall promptly make such filing or application or obtain such approval or consent, at its sole expense, and shall reimburse the other Member for any costs or expenses (including attorneys' fees) incurred by such Member in connection with any filing, application, approval or consent.

                      (ii) The "Responsible Member" shall be transferring Member. In the event the Responsible Member shall fail to comply with its obligations as such, the other Member, upon 10 Business Days prior written notice to the Responsible Member, may do so at the sole cost and expense of the Responsible Member and adjourn the closing for such periods of time as are necessary, and all amounts so incurred by the other Member, including accounting, attorneys and other professional fees, shall be payable by the Responsible Member upon demand.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, no transfer of the Interest of any Member shall be binding upon the other Member unless (i) registration is not required under the Securities Act of 1933, as amended, in respect of such transfer, (ii) such transfer does not violate any applicable federal or state securities, real estate syndication, or comparable laws, (iii) such transfer will not be subject to, or such transfer, when aggregated with prior transfers in accordance with applicable law, will not result in the imposition of, any state, city or local transfer taxes to the LLC, the Property Owners or the non-transferring Member (except to the extent it is specifically provided herein that the non-transferring Member is obligated to pay all or a portion of such taxes), unless the transferring Member agrees to pay such transfer tax and to indemnify the non-transferring Member, (iv) the transfer does not create any risk that the LLC will be treated as a publicly-traded partnership within the meaning of Section 7704 of the Code and the Treasury Regulations promulgated thereunder, (v) true copies of the instruments of transfer executed and delivered pursuant to or in connection with such transfer shall have been delivered to such other Member, (vi) in the case of a transfer of a direct Interest the transferee shall have delivered to such other Member an executed and acknowledged assumption agreement pursuant to which the transferee assumes all the obligations of the transferor from and after the date of such transfer under, and agrees to be bound by all the provisions of, this Agreement (or, in the case where the transferee is an Affiliate of the transferor, from and after the date of this Agreement), subject to the limitations of liabilities set forth herein and (vii) the transferee shall have executed, acknowledged and delivered any instruments required under the LLC Act to effect such transfer and its admission to the LLC. The transferee may also be required to make certain representations, warranties and covenants to evidence compliance with U.S. federal and state securities laws, including, but not limited to, representations as to its net worth, sophistication and investment intent. Notwithstanding anything in this Agreement to the contrary, in no event shall an Interest be transferred to a Person who is the subject of any pending bankruptcy proceedings, or to a Person who is a minor or who otherwise lacks legal capacity, and any attempt to effect a transfer to such a Person shall be void and of no effect and shall not bind the LLC.

                  (c) At the election of the purchasing Member (or if requested by any other Member remaining in the LLC), any change of ownership of the Interest of any Member will, if practically and commercially feasible, be structured to avoid a termination of the LLC for federal income tax purposes so long as the selling Member is not obligated to increase its costs and/or liability, unless the purchasing Member(s) provides a reasonably acceptable indemnity to the selling Member.

                  (d) The transferring Member shall remain primarily liable for all accrued obligations (as of the date of transfer) of the transferring Member under this Agreement, notwithstanding any transfer pursuant to this
Article 9 or Article 10, unless the transferee agrees to assume in writing all accrued obligations of the transferring member, in which event the transferring Member shall have no further obligation after a transfer. In connection with any transfer permitted under this Article 9 or under Article 10, each Member hereby consents to the withdrawal of the transferring Member as a Member and the admission of the transferee as a Member with the rights of the transferring Member hereunder.

                  (e) The LLC, each Member and any other Person or Persons having business with the LLC, need deal only with Members who are admitted as Members or as substituted Members of the LLC, and they shall not be required to deal with any other Person by reason of transfer by a Member or by reason of the death of a Member, except as otherwise provided in this Agreement. In the absence of the substitution (as provided herein) of a Member for a transferring or a deceased Member, any payment to a Member or to a Member's executors or administrators shall acquit the LLC and the Members of all liability to any other Persons who may be interested in such payment by reason of an assignment by, or the death of, such Member.

                  9.08   Admission of Transferee

                  Any person or entity who becomes a Member, accepts, ratifies and agrees to be bound by all actions duly taken pursuant to the terms and provisions of this Agreement by the LLC prior to the date of its membership in the LLC and, without limiting the generality of the foregoing, specifically ratifies and approves all agreements and other instruments as may have been properly executed and delivered on behalf of the LLC or any Property Owner in accordance with this Agreement prior to said date and which are in force and effect on said date. Unless and until a transferee is admitted as a substituted Member, the transferee shall be entitled only to allocations and distributions with respect to such Interest in accordance with this Agreement, and shall have no right to any information or accounting of the affairs of the LLC, shall not be entitled to inspect the books or records of the LLC, and shall not have no right to exercise any of the powers, rights, and privileges of a Member hereunder.

                  9.09   Pledge of Interest

                  (a) Either Member (a "Member Debtor") may, provided same is permitted under the terms of any then existing loan documents binding upon the LLC or any Property Owner, Pledge all (but not part) of its Interest to an Approved Pledgee to secure a debt or obligation of such Member Debtor or of an Affiliate of such Member Debtor, to such Approved Pledgee, pursuant to an agreement which is expressly subject to the provisions of this Section 9.09; and such pledged Interest may be transferred by foreclosure, assignment in lieu thereof or other enforcement of such a pledge; provided and upon the condition that (i) the Person (the "Purchaser", who may be the Approved Pledgee) who purchases or otherwise acquires the pledged Interest does so subject to all of the terms and conditions of this Agreement as it may have been modified or amended, (ii) the Purchaser, for its acquisition of a pledged Interest to be effective, shall comply with the provisions of Section 9.07 and
9.08 but not 9.04 and (iii) in the case of Reckson's pledged Interest which is being foreclosed upon, assigned in lieu thereof or otherwise transferred in enforcement of such Pledge if the Purchaser is a Non-Approved Entity, then TIAA LLC may upon foreclosure or transfer to the Purchaser (A) immediately exercise the Modified Buy-Sell Rights and (B) the provisions of Section 7.02(c) shall apply. Subject to the immediately preceding sentence, the Members hereby consent to any transfer resulting from the foreclosure of a Pledge permitted under this Section 9.09, or an assignment in lieu thereof, or other such enforcement of such a Pledge, the withdrawal of a Member Debtor if its entire Interest was so transferred, and the admission of the Purchaser as a substitute Member, as the case may be, with all of the rights of the Member Debtor hereunder including, without limitation, its rights with respect to management and distributions. No such pledge, foreclosure or other enforcement shall require the Approved Pledgee or its Affiliate to assume the obligations of a Member Debtor hereunder unless and until such Approved Pledgee or its Affiliate acquires the pledged Interest of such Member Debtor.

                  (b) If an Approved Pledgee of a Member Debtor's Interest shall have given the other Member a written notice specifying such Approved Pledgee's name and address, then, whenever the other Member shall thereafter give notice to such Member Debtor of a default by the Member Debtor under this Agreement, the other Member shall also give such Approved Pledgee at such address a copy of each notice given by the other Member to the Member Debtor in the same manner and at the same time as any such notice is given to the Member Debtor. No such notice by the other Member shall be deemed to have been given to the Member Debtor unless and until a copy thereof shall have been so given to the Approved Pledgee. The other Member will accept performance by any such Approved Pledgee of any covenant or obligation on the Member Debtor's part to be performed hereunder, with the same force and effect as though performed by the Member Debtor and the Approved Pledgee shall be entitled to the same notice and grace periods as the Member Debtor hereunder. In the event that an OM Termination Event under Section 7.02(c) occurs and the Approved Pledgee subsequently (whether before or after any foreclosure or transfer-in-lieu of foreclosure to the Approved Pledgee) cures the applicable OM Termination Event, such event shall no longer be deemed to be an OM Termination Event and (x) if there has been no transfer of Reckson's Interest by foreclosure (or transfer in lieu thereof) Reckson's rights as Operating Member shall be restored as if no OM Termination Event shall have occurred and
(y) if such a transfer has occurred and the transferee is an Approved Entity, such transferee shall be entitled to act as Operating Member as if no OM Termination Event occurred. For purposes of the preceding sentence, an OM Termination Event which by its nature is not curable by an Approved Pledgee (i.e. those described in clauses (ii), (iii), (vii), (viii) and (xi) of Section 7.02(c), and clause (xii) of such Section insofar as it relates to the Bankruptcy of the Manager) shall be deemed cured if, after giving effect to a foreclosure or transfer in lieu thereof, the OM Termination Event no longer exists (for example, with respect to clause (viii) the Approved Pledgee is not bankrupt or with respect to clause (vii) the transferee is permitted under the terms of this Agreement to hold the Interest it acquired). The Members shall not terminate, or modify in any material respect, this Agreement without the prior written consent of each Approved Pledgee, except to the extent required hereunder.

                  (c) The Member which is not the Member Debtor shall not unreasonably withhold its consent to the execution by the LLC of such instruments as are reasonably required by an Approved Pledgee in order to ensure the perfection of its security interest in the Member Debtor's Interest.

                  (d) "Approved Pledgee" means (i) an Approved Entity; (ii) an Institutional Lender to whom assets other than the pledged Interest are being Pledged; (iii) a proposed pledgee to whom the other Member does not reasonably object within 10 Business Days after written notification from the Member Debtor identifying the proposed pledgee; (iv) a pledgee to secure any existing or future line of credit of the Reckson Companies or (v) a pledgee required in connection with a Change in Control under Section 9.06(a). Notwithstanding the foregoing, if, at the time Reckson intends to grant a pledge, the proposed pledgee is a person who if it became the Member would cause a TIAA LLC Conflict, then TIAA LLC may disapprove of the proposed pledgee.

                                   ARTICLE X
                       SALE AND FINANCING OF PROPERTIES

                  10.01   Sale of Properties to Third Parties

                  (a) Either Member (the "Property Recommending Member") may, at any time after the expiration of the relevant Buy-Sell Lockout (or prior thereto, Reckson) tender to the other Member (the "Non-Approving Member") a written offer (a "Third Party Offer Notice") in which the Property Recommending Member recommends that the LLC direct the sale of one or more specified Properties owned by the Property Owners at the time of the Third Party Offer Notice (each such Property, a "Third Party Sale Property" and collectively, the "Third Party Sale Properties") to a third party. The Third Party Offer Notice shall (i) provide a gross sales price for each of the Third Party Sale Properties, free and clear of all liabilities secured by or otherwise relating to such Third Party Sale Properties (the "Third Party Sale Price") and (ii) provide the LLC Accountants' calculation of the amount that would be distributed to each Member under Article VI (after paying all LLC liabilities secured by or otherwise relating to such Third Party Sale Properties (as determined by the LLC Accountants) as provided in such Article if the Third Party Sale Properties were sold for cash in an amount equal to the value set forth in the Third Party Property Offer Notice. The Non-Approving Member shall have 45 days from receipt of the Third Party Property Offer Notice to deliver to the Property Recommending Member a notice (the "Binding Third Party Property Notice") stating its binding commitment to either (x) approve the proposed sale of the Third Property Sale Properties subject to the further provisions of this Section 10.01 and direct the applicable Property Owner(s) to market the Third Party Sale Properties, in which event the Property Recommending Member shall market the Third Party Sale Properties on behalf of the applicable Property Owner for a period of up to 180 days (the "Marketing Period") or (y) purchase the Third Party Sale Properties by delivering to the Escrow Agent a deposit in an amount equal to 10% of the price set forth in the Third Party Property Offer Notice, which amount shall be non-refundable (except in the event of the Property Recommending Member's failure to deliver title, in which case such deposit shall be returned to the Non-Approving Member) and shall be held in escrow pursuant to an escrow agreement reasonably satisfactory to each of the Members and the Property Recommending Member shall be obligated to close on the purchase of the Third Party Sale Properties on a date (x) selected by the Non-Approving Member on not less than 20 days written notice to the Property Recommending Member and (y) no more than 120 days following the delivery of the Binding Third Party Property Notice. In the event that a third party bona fide purchaser who is unaffiliated with the Property Recommending Member enters into a binding contract to buy the Third Party Sale Properties, which contract shall (A) provide for a minimum deposit of not less than 5% of the Third Party Sale Price to be paid simultaneously with the execution of such contract, (B) contain no financing contingencies and (C) be on otherwise commercially reasonable terms during the Marketing Period at a gross purchase price (without any deduction for any brokerage commissions or similar fees payable in connection with such sale and without adjustment for apportionments (a "Valid Third Party Contract") then the Property Recommending Member shall deliver to the Non-Approving Member the proposed contract (which shall be in a form that the Property Recommending Member is willing to execute) and if (A) the proposed contract is a Valid Third Party Contract and (B) the price set forth in the proposed contract is not less that 97.5% of the Third Party Sale Price, then the Non-Approving Party shall be deemed to have approved the Valid Third Party Contract. If, however, the Valid Third Party Contract is less than 97.5% of the Third Party Sale Price stated in the Third Party Offer Notice and the Property Recommending Member is willing to sell at such lesser price (the "Lesser Price Offer") then upon written notice by the Property Recommending Member to the Non-Approving Member, (xx) the Non-Approving Member shall have the right to purchase the Third Party Sale Properties pursuant to the terms of the applicable Valid Third Party Contract at the Lesser Price Offer as if such notice were a Third Party Sale Notice, except that the time to deliver a Binding Third Party Property Notice shall be reduced to a 15-day period or
(yy) if the Non-Approving Member does not timely elect to so purchase the Third Party Sale Properties then the Property Recommending Member may cause the applicable Property Owner to sell the Third Party Sale Properties to such bona fide third party for the Lesser Price Offer with the closing of such sale to occur within 180 days. Any dispute as to whether a proposed contract is a Valid Third Party Contract shall be resolved by arbitration in accordance with
Section 13.30.

                  (b) For purposes of the remainder of this Section 10.01, (i) the Member who shall purchase (or whose designee(s) shall purchase) the Third Party Sale Properties shall be called the "Third Party Property Purchasing Party", (ii) the Property Owner which sells the Third Party Sale Properties to the Third Party Property Purchasing Party shall be called the "Selling
Property Owner" and (iii) the date upon which the Third Party Property Purchasing Party is obligated to close on the purchase of the Third Party Sale Properties shall be called the "Sale Closing Date".

                  On the Sale Closing Date:

                        (A) unless otherwise provided in the Valid Third Party Contract (if applicable), the Third Party Property Purchasing Party shall take title to each Sale Property in its "as is" physical condition;

                        (B) the Third Party Property Purchasing Party shall deliver to the Selling Property Owner the purchase price (less the deposit) set forth in the Valid Third Party Contract by wire transfer in immediately available funds and the deposit, together with all interest accrued thereon, shall be transferred from the Escrow Agent to the Selling Property Owner;

                        (C) unless otherwise provided in the Valid Third Party Contract (if applicable), the Selling Property Owner shall pay the transfer, stamp or similar taxes due in connection with the conveyance of each Third Party Sale Property;

                        (D) each Selling Property Owner shall deliver to the Third Party Property Purchasing Party or its designee a duly executed and acknowledged bargain and sale deed without covenant (or equivalent form for the particular state in which the Third Party Sale Property is located) or assignment instrument with respect to 90 Merrick conveying the applicable Third Party Sale Property to the Third Party Property Purchasing Party or its designee(s), subject to all liens, encumbrances and other matters affecting title thereto other than LLC liabilities secured by, or otherwise relating to, the Third Party Sale Property, which conveyance shall be without any representation, warranty or recourse against the Selling Property Owner or the LLC unless otherwise provided in the Valid Third Party Contract (if applicable);

                        (E) unless otherwise provided in the Valid Third Party Contract (if applicable), all items of revenue and expense of the Selling Property Owner which are customarily apportioned in the sale of properties comparable to such Third Party Sale Property shall be apportioned between the Selling Property Owner and the Third Party Property Purchasing Party for the current calendar period as of 11:59 p.m. on the day preceding the Sale Closing Date in accordance with the customs and practices usual in transactions involving properties comparable to the Third Party Sale Properties; and

                        (F) the Selling Property Owner and the Third Party Property Purchasing Party shall deliver such additional instruments (without representation or warranty by the Property Owner) which are customarily delivered by buyers or sellers of properties comparable to the Properties being sold.

                  (c) If the Selling Property Owner or the Property Purchasing Party shall fail to close the sale of any Third Party Sale Property contemplated by this Section 10.01, after the end of the commitment period provided in the relevant sale contract, then, unless such terms would have been excused under the terms set forth in the Valid Third Party Contract (if applicable) the non-failing party may, as its sole remedies (i) seek specific performance of the failing party's obligations or (ii) if the failing party is the Third Party Property Purchasing Party, the Selling Property Owner may retain the deposit as liquidated damages. In addition, if the failing party is the Third Party Property Purchasing Party and if such failure was not due to a prohibition under applicable law first arising after the date the Property Purchasing Party elected to purchase, the Property Recommending Member may thereafter sell the Third Property Sale Properties to any unrelated third party pursuant to a Valid Third Party Contract without the Third Party
Property Purchasing Party having any rights to purchase such Properties under this Section 10.01 or otherwise consent thereto.

                  (d) If any Property Owner has entered into a contract to sell a Property, neither Member shall have the right to designate such Property as a Third Party Sale Property unless and until such contract terminates without a closing occurring thereunder.

                  10.02   Relationship of Certain Rights

                  If a Member has initiated the procedures under Section 9.04,
9.05 or 10.01 with respect to any or all of the Properties, no Member shall initiate any procedure under any such Section until the proceeding first initiated shall have been fully exercised, exhausted or extinguished, except that if a Member has initiated the procedures under Section 9.05 or 10.01 with respect to less than all of the Properties either Member may initiate the procedures under Section 9.05 or 10.01 with respect to other Properties, subject to the restrictions set forth in this Agreement.

                  10.03   Financing/Refinancing by Reckson

                  (a) Subject to the provisions of Section 10.03(b) and 10.03(g), at any time and from time to time during the term of this Agreement, Reckson may elect to effectuate one or more borrowings or refinance any existing borrowing at then current market rates and terms (each such financing transaction, a "Loan") that satisfies each of the following requirements (the "Loan Guidelines"):

                       (i) after giving effect to any Loan, the weighted average interest rate on all Loans secured by any one Property shall not exceed 9% taking into account (A) any Loans (or portions thereof) which bear a fixed rate and (B) any Loans (or portion thereof) which, although bearing a floating rate are subject to a "cap", "collar" or other hedge which has the effect of limiting the interest rate (assuming the maximum rate after giving effect to such cap, collar or other hedge). Any Loan which shall bear interest at a floating rate shall be subject to a cap, collar or other hedge which has the effect of limiting the interest rate;

                      (ii) after giving effect to any Loan, the aggregate loan to value ratio with respect to the Property affected by such Loan shall not exceed 65% based on the lender's appraisal of the fair market value of the Property securing the Loan, or if there is no such lender's appraisal, on the appraised fair market value of the Property secured by the Loan on a date which is not more than 180 days prior to the Loan Closing Date based on an appraisal prepared by an appraiser retained by the Operating Member and reasonably approved by the other Member setting forth the appraiser's opinion of the fair market value of said Property valued free and clear of other indebtedness of the LLC;

                     (iii) the Loan shall be nonrecourse to the LLC, the Property Owners and the Members, except it may be recourse to (or guaranteed by) the LLC and the Property Owners and Reckson or its Affiliates with respect to environmental issues, fraud, misapplication of funds or other standard carve-outs which are then customary for non-recourse mortgage loans and the Loan may be recourse to (or guaranteed by) the Property Owner of the Property securing the Loan;

                      (iv) no Loan may be secured by more than one Property (i.e. cross-collateralization is not permitted);


                       (v) participation or contingent payments based on revenues, sales, proceeds from the Loan, appreciation in value or other items shall not be permitted;

                      (vi) the amortization schedule for the Loan shall be no less than 20 years; and

                     (vii) the Loan shall not have a term of more than 10 years; and

                    (viii) the Loan shall either (x) be prepayable at any time without premium or penalty (other than customary breakage costs for floating rate loans) or (y) permit transfers by Reckson of its Interest to TIAA LLC without penalty or default.

                  (b) If Reckson desires to cause one or more Property Owners to effectuate a borrowing in accordance with Section 10.03(a), Reckson shall first send a notice to TIAA LLC describing the proposed Loan, including the identity of the Property to be secured by each such Loan and a summary of the proposed terms and conditions of the financing, which terms and conditions must comply with the Loan Guidelines (the "Proposed Loan Notice"). Within 10 Business Days following delivery of the Proposed Loan Notice, TIAA LLC acting reasonably and in good faith may by written notice object to the proposed Loan but only on the basis that the proposed Loan either does not meet the Loan Guidelines or that the proposed Loan is inappropriate for the Property. A proposed Loan shall be deemed "inappropriate for the Property" only if the Loan would either create undue risk of default (e.g. because of the leasing profile of the Property) or harm Property operations (e.g. leave insufficient cash flow (taking into anticipated reserves) to meet reasonably projected capital needs). For the avoidance of doubt, the parties confirm that a Loan will not be deemed "inappropriate for the Property" because it contains features (such as restrictions on sale and/or prepayment penalties) which would make it more difficult to sell the Property or an interest in the Property Owner during the term of the Loan or because TIAA LLC would prefer different financial terms (e.g. floating vs. fixed rate or vice versa or a longer or shorter terms). If TIAA LLC objects to a proposed Loan it shall set forth it reasons therefor in reasonable detail in its objection notice. The failure of TIAA LLC to timely object to a Proposed Loan Notice shall be deemed a waiver of its right to do so. Reckson may respond to any such objection notice by (i) modifying the terms of the proposed Loan to satisfy the objections of TIAA LLC or (ii) submitting to arbitration in accordance with
Section 13.30 as to whether TIAA LLC has properly objected to the Proposed Loan Notice or (iii) elect not to proceed with the Loan. If (x) TIAA LLC is determined in two (or more) separate arbitration proceedings to have not properly objected to a Proposed Loan Notice, TIAA LLC shall forfeit the right to object to future Proposed Loan Notices based on the Loan being "inappropriate for the Property" for a 24-month period from the second of such arbitrator's decisions and for a 24-month period from any succeeding arbitrator's decision and (y) if TIAA LLC is determined in two (or more) separate arbitration proceedings to have properly objected to a Proposed Loan Notice, Reckson shall be prohibited from effectuating a Loan without TIAA LLC's approval for a 12-month period from such second arbitrator's decision and for a 12-month period from any succeeding arbitrator's decision.

                  (c) If TIAA LLC does not object (or is deemed to waive its right to object) to a proposed Loan, then within 10 Business Days following delivery of the Proposed Loan Notice (the "ROFO Period"), TIAA LLC may cause Teachers to send to Reckson a binding loan commitment (the "Binding Loan Commitment") in which Teachers offers to make the Loan upon terms and conditions which in every material respect are the same or more favorable to the Borrower than those stated in the Proposed Loan Notice; provided, however, Reckson may reject any such Binding Loan Commitment if in its reasonable judgment the making of the Loan by Teachers (or the terms thereof) is reasonably likely to create any negative tax consequences for Reckson. If Reckson elects to cause the applicable Property Owner to accept the Binding Loan Commitment, the closing of the Loan shall occur on the date specified in the Binding Loan Commitment.

                       (1) If TIAA LLC fails timely to deliver a Binding Loan Commitment to Reckson, Reckson shall have the right, subject to satisfaction of the Loan Guidelines and provided TIAA LLC has not properly objected (or has been deemed to have waived its objection) as provided in paragraph (b) above, to cause the applicable Property Owner to effectuate the borrowing substantially in accordance with the Proposed Loan Notice, provided that the closing of the Loan occurs within 180 days after the date of the failure to deliver the Binding Loan Commitment.

                       (2) If Reckson does not cause the applicable Property Owner to close the Loan, which satisfies the requirements of subparagraph (1) above within the 180-day period described therein, then Reckson may not cause such Property Owner to effectuate a Loan without again giving a Proposed Loan Notice to TIAA LLC pursuant to this paragraph (c).

                       (3) If Teachers executes a Binding Loan Commitment which is accepted by Reckson on behalf of a Property Owner and Teachers thereafter wrongfully fails to close on the Loan contemplated thereby, TIAA LLC shall thereafter have no further right to deliver a Binding Loan Commitment to Reckson with respect to any proposed Loan. The foregoing shall be in addition to any other rights and remedies available to Reckson, the LLC or the applicable Property Owner with respect to such failure.

                  (d) If Reckson or any Affiliate elects to give an environmental indemnity or guaranty recourse carve-outs to a lender in connection with a Loan, the LLC and the Property Owners, subject to Section 13.05, shall indemnify, defend and hold harmless Reckson from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, all costs and expenses of defense, appeal, and settlement of any and all suits, actions, or proceedings threatened or instituted against the indemnified party and all costs of investigations in connection therewith) which may be imposed on, incurred by, or asserted against Reckson in any way relating to or arising out of such indemnity or guaranty of recourse carve-outs.

                  (e) If in connection with this Section 10.03, Reckson or any Affiliate (other than the LLC or any Property Owner) would or could potentially become personally liable to a lender for any sum on account of the LLC opposing in any manner whatsoever the foreclosure of a mortgage given by any Property Owner to such lender or any other enforcement proceeding under such mortgage or any other instrument entered into in connection therewith, Reckson may cause the relevant Property Owner to elect not to oppose a foreclosure or other enforcement proceeding by such lender.

                  (f) In connection with any Loan, (i) Reckson may execute and deliver on behalf of the LLC and the Property Owners notes, mortgages, security agreements, pledges of equity interest in the Property Owners, assignment of rents and leases, environmental indemnities, non-recourse carve-out guarantees and other customary loan documents, (ii) Reckson or its Affiliate may (x) give any guaranty contemplated by 10.03(a)(iii) and (y) guaranty any Loan if there is a default under such Loan or Reckson reasonably believes a default is likely; provided that the LLC and the Property Owners (other than the borrowing Property Owner) shall not indemnify Reckson with respect to any such guaranty under this sub-clause (y) but the borrowing Property Owner shall so indemnify Reckson, and TIAA LLC shall have the right, but not the obligation, to issue a similar guaranty, and (iii) Reckson may cause the LLC or any Property Owner to enter into any "bankruptcy remote" covenants required by the lender under the Loan, including, without limitation, requiring the Property Owner to comply with "single purpose entity" covenants and the admission of unaffiliated third parties as "independent managers" or "independent members" (with a nominal or non-economic interest) with approval rights over bankruptcy filings and certain other matters as is customarily required to comply with bankruptcy remote requirements.

                  (g) If an OM Termination Event has occurred, Reckson must obtain TIAA LLC's prior written consent to effectuate any Loan. TIAA agrees not to unreasonably withhold such consent if the OM Termination Event is of the type described in Section 7.02(c)(ii), (iii) or (iv). If, following an OM Termination Event of the type described in Section 7.02(c) (ii), (iii) or
(iv), Reckson delivers a Proposed Loan Notice to TIAA LLC under Section 10.03(b) and TIAA LLC does not consent to the proposed Loan described in the Proposed Loan Notice, if Reckson disputes the reasonableness of TIAA LLC's refusal to consent, such dispute shall be resolved by arbitration in accordance with Section 13.30. If the arbitration shall be resolved in favor of Reckson, Reckson shall be permitted to effectuate the proposed Loan notwithstanding any such OM Termination Event; provided that (i) either party may exercise the Modified Buy Sell Rights and (ii) Reckson may not so effectuate the Loan if, within 15 days following the determination of such arbitration, TIAA LLC shall exercise such Modified Buy Sell Rights, in which case Reckson may not enter into such Loan until the closing of the Buy-Sell occurs under Section 9.05.

                                  ARTICLE XI
                          DISSOLUTION AND LIQUIDATION

                  11.01   Events Causing Dissolution

                  The LLC shall be dissolved and its affairs wound up upon the occurrence of any of the following:

                  (a)   the Members consent in writing to such dissolution;

                  (b) the sale or other disposition (voluntarily or involuntarily) by the LLC of all or substantially all of the LLC Assets and the collection of all amounts derived from any such sale or other disposition, including all amounts payable to the LLC under any promissory notes or other evidences of indebtedness taken by the LLC (unless the Members shall elect to distribute such indebtedness to the Members in liquidation), and the satisfaction of contingent liabilities of the LLC in connection with such sale or other disposition;

                  (c)   the Termination Date;

                  (d) the occurrence of any event that, under the LLC Act, would cause the dissolution of the LLC or that would make it unlawful for the business of the LLC to be continued; or

                  (e)   any Member becomes Bankrupt.

                  11.02   Right to Continue Business of the LLC

                  Upon an event described in Section 11.01(c), (d) or (e) (but not an event described in Section 11.01(d) that makes it unlawful for the business of the LLC to be continued), the LLC thereafter shall be dissolved and liquidated unless, within 90 days after the event described in any of such Sections, an election to continue the business of the LLC shall be made in writing by the Members. If such an election to continue the LLC is made, then the LLC shall continue until another event causing dissolution in accordance with this Article XI shall occur.

                  11.03   Distributions Upon Dissolution

                  (a) Upon the dissolution of the LLC, the Operating Member (or any other Person responsible for winding up the affairs of the LLC) shall proceed without any unnecessary delay to sell or otherwise liquidate the LLC Assets (including the assets of the Property Owners) and pay or make due provision for the payment of all debts, liabilities and obligations of the LLC and the Property Owners.

                  (b) Subject to Section 5.02(e), the net liquidation proceeds and any other liquid assets of the LLC after the payment of all debts, liabilities and obligations of the LLC and the Property Owners (including, without limitation, all amounts owing to either Member under this Agreement or under any agreement between a Property Owner and a Member entered into by the Member other than in its capacity as a Member in the LLC), the payment of expenses of liquidation of the LLC, and the establishment of a reasonable reserve in an amount estimated by the Operating Member to be sufficient to pay any amounts reasonably anticipated to be required to be paid by the LLC or a Property Owner, shall be distributed to the Members pro rata, in accordance with their respective Percentage Interests. In paying the debts, liabilities and obligations of the LLC or any other Property Owner any available funds shall be applied (to the extent practical and permitted by law), first, to repay any indebtedness or liabilities of the LLC and the Property Owners for which the Members (or any guarantor of the obligations of the LLC or a Property Owner) shall have recourse liability, second, to repay any other indebtedness or liabilities of the LLC or a Property Owner, and third to repay any loans made to the LLC or a Property Owner by the Members (in proportion to the amounts so loaned together with the accrued interest thereon).

                  (c) Each of the Members shall be furnished with a statement prepared by, or under the supervision of, the LLC Accountants, the Operating Member and any other person or entity responsible for winding up the affairs of the LLC which shall set forth the assets and liabilities of the LLC as of the date of complete liquidation. Upon dissolution and liquidation of the LLC, the Members shall execute, acknowledge and cause to be filed any notice or certificate required by law to reflect the termination of the LLC.

                                  ARTICLE XII
                        REPRESENTATIONS AND WARRANTIES

                  12.01   Representations and Warranties

                  (a) Reckson represents and warrants to TIAA LLC the following as of the date hereof; provided, however, that, except as otherwise expressly provided below, the representations and warranties contained in paragraphs (i), (v) and (x) below shall only relate to the Leases set forth on
Schedule 5 (the "Applicable Leases"). In addition, at such time as an estoppel certificate for an Applicable Lease is executed by the applicable tenant and delivered to TIAA LLC, the representations and warranties set forth in such paragraphs shall be of no force or effect with respect to such Applicable Lease, except to the extent a representation or warranty shall be inconsistent with an item set forth in the applicable estoppel certificate, in which case such representation or warranty shall continue to be applicable.

                       (i) Schedule 6 sets forth all Leases. True and complete copies of the Applicable Leases have been delivered to TIAA LLC and constitute the entire agreement between landlord and Tenant with respect to the premises demised thereunder. The Applicable Leases have not been amended or modified by Reckson or any Affiliate of Reckson, except as set forth on said Schedule 5 or, to the best of Reckson's knowledge, otherwise amended or modified. Schedule 5 sets forth all security deposits held by or on behalf of Reckson under the Applicable Leases. Except as set forth on Schedule 5:

                           (A) to the best of Reckson's knowledge, no tenant under an Applicable Lease (a "Tenant") is more than 30 days in arrears in the payment of base rent due under its Applicable Lease; Reckson has not given any written notice to any Tenant that such Tenant has failed to perform any of its material obligations under its Applicable Lease, which failure remains uncured;

                           (B) Reckson has not received written notice from any Tenant that Reckson has failed to perform any of its material obligations under its Applicable Lease, which failure remains uncured; and

                           (C) Reckson has not received written notice from any Tenant that such Tenant is insolvent and/or has filed for bankruptcy and/or reorganization:

                      (ii) Reckson has not received written notice of and, to the best of Reckson's knowledge, there are no pending condemnation proceeding or similar proceeding affecting any of the Properties.

                     (iii) Except for violations (which shall be governed exclusively by clause (v) below), Reckson has not received written notice (including a summons or complaint) of any action, suit, litigation, proceeding or governmental investigation, which remains pending against the Properties, is not covered by insurance and if adversely determined would have a material adverse affect on the Properties.

                      (iv) Reckson has not granted to any Person any right or option to acquire any of the Properties or any interest in the LLC or in any other Property Owner.

                       (v) To the best of Reckson's knowledge, Schedule 5 sets forth all tenant improvement work and tenant work allowances outstanding with respect to the Applicable Leases.

                      (vi) Reckson has not received, during the 12-month period immediately preceding the date hereof, written notice from any governmental entity having jurisdiction over any of the Properties of any violation of law applicable to the Properties which violation remains uncured.

                     (vii) To the best of Reckson's knowledge, Schedule 7 sets forth all of the brokerage commissions outstanding and unpaid relating to the Properties.

                    (viii) To the best of Reckson's knowledge, all licenses and permits required to be obtained by Reckson in connection with the present use and occupancy of any Property have been obtained and are in full force and effect, other than any licenses and permits the failure of which to obtain and be in full force and affect would not have a material adverse effect on the present use and occupancy of such Property and other than licenses and permits which a tenant is obligated to obtain pursuant to a Lease.

                     (ix) Reckson has delivered to TIAA LLC true and correct copies of the annual income and expense statements for 1997, 1998 and 1999 and the semi-annual income and expense statements for the period ending 6/30/2000 with respect to each Property for the entire period for which Reckson (or its Affiliate) has owned such Property.

                      (x) Except as set forth on Schedule 5, Reckson has paid or performed all of Landlord's obligations under all Applicable Leases which are a condition to a Tenant's initial occupancy thereunder and required to be performed prior to the date hereof.

                     (xi) Reckson is a "non-foreign person" within the meaning of Section 1445 of the Code, and, concurrently herewith, Reckson shall deliver to TIAA LLC a confirmatory affidavit.

                    (xii) Reckson is not an "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), or a "plan", as defined in Section 4975(e) of the Internal Revenue Code (the "Code"), and the assets of Reckson have not been deemed "plan assets" of one or more such plans for purposes of Title I of ERISA or Section 4975 of the Code. Reckson is not a "governmental plan" within the meaning of
Section 3(32) of ERISA, and no transaction by or with Reckson is subject to or in violation of any state statutes applicable to regulation of investments of and fiduciary obligations with respect to governmental plans.

                   (xiii) Reckson has heretofore delivered to TIAA LLC true and complete copies of each of the material contracts affecting the Property (the "Contracts"); each of the Contracts is in full force and effect and has not been modified or amended; Reckson is not in default of any of its material obligations under any of the Contracts and knows of no material default on the part of the other parties thereto; and the Contracts represent the complete agreement between Reckson and such other parties as to the services to be performed or materials to be provided thereunder and the compensation to be paid for such services or materials, as applicable, and such other parties possess no unsatisfied claim against Reckson.

                    (xiv) All insurance policies held by Reckson, the LLC or any Other Property Owner relating to or affecting the Properties are described in Schedule 8 hereof; all of such policies are in full force and effect and Reckson has not received any notice of default or notice terminating or threatening to terminate any of such insurance policies that remains uncured.

                     (xv) To the best of Reckson's knowledge, each Property Owner owns, leases or has the legal right to use all personal property (whether tangible or intangible) currently employed in the operation of its respective Property except where the failure to own, lease or have the legal right to use such property would not have a material adverse effect on the applicable Property.

                    (xvi)  The sole ground lease applicable to the
Properties is the Ground Lease, a true and complete copy of which has been delivered to TIAA LLC. To Reckson's knowledge (A) there exists no default (or event, condition or act that, with the giving of notice or lapse of time, or both, would become a default) of 90 Merrick LLC under the Ground Lease, (B) the Ground Lease is in full force and effect and (C) all rents, additional rents and sums payable pursuant to the Ground Lease that were or are due and payable have been paid.

                   (xvii) There are no collective bargaining agreements or other labor union contract to which Reckson is a party. None of the Property Owners has any employees. There are no material controversies pending between the Managing Agent and any of its employees at the Properties and as of the date hereof, there are no strikes, slowdowns, work stoppages or lockouts pending with respect to any employees of the Managing Agent at the Properties.

                  (xviii) Neither Reckson nor any Affiliate thereof owns any interest, or has an option to acquire any interest in (A) any of the Properties or Property Owners that is not subject to the terms of this Agreement, or (B) any land adjacent to the Properties that was acquired for the purposes of the expansion of any of the Properties.

                    (xix) No third party is entitled to receive any interest, rent or other payments from any Property Owner calculated based on the cash flow, receipts or income of any of the Properties.

                     (xx) Reckson is not a party to any written contract having a remaining non-cancelable term of more than one year and involving the payment of more than $100,000 per year affecting any Property.

                    (xxi) The aggregate tax basis of the LLC in the Properties immediately before the Closing is not less than $225,000,000.

                   (xxii) The admission of TIAA LLC to the LLC will not create a default under any agreement binding as of the date hereof upon the LLC or any Property Owner.

                  Any and all uses of the phrase, "to the best of Reckson's knowledge" or other references to Reckson's knowledge in this Agreement shall mean the actual, present, conscious knowledge of Jason Barnett and Richard Conniff (the "Reckson Knowledge Individuals") as to a fact at the time given after inquiry of Salvatore Campofranco, Jeff Schotz, F.D. Rick Rich, Mitchell Rechler and Gregg Rechler (the "Managing Directors"). Without limiting the foregoing, TIAA LLC acknowledges that the Reckson Knowledge Individuals have not performed and are not obligated to perform any investigation or review of any files or other information in the possession of Reckson, or to make any inquiry of any persons, or to take any other actions in connection with the representations and warranties of Reckson set forth in this Agreement other than inquiry of the Managing Directors. Neither the actual, present, conscious knowledge of any other individual or entity, nor the constructive knowledge of the Reckson Knowledge Individuals or of any other individual or entity, shall be imputed to the Reckson Knowledge Individuals.

                  (b) The representations and warranties contained in Section 12.01(a) shall survive for 12 months following the date hereof (the "Rep. Closing Date"). Each such representation and warranty shall automatically be null and void and of no further force or effect on the Rep. Closing Date unless, prior to the Rep. Closing Date, TIAA LLC shall have commenced a legal proceeding (a "Proceeding") against Reckson alleging that Reckson shall be in breach of such representation or warranty and that TIAA LLC shall have suffered actual damages as a result thereof in excess of $250,000.00 (the "Rep. Basket"). Notwithstanding anything to the contrary contained herein TIAA LLC shall not have claim for any breach of a representation or warranty if TIAA LLC had actual knowledge of such breach on or before the date hereof. If TIAA LLC shall have timely commenced a Proceeding and a court of competent jurisdiction shall, pursuant to a final, non-appealable order in connection with such Proceeding, determine that (i) Reckson was in breach of any applicable representation or warranty as of the date of this Agreement, (ii) TIAA LLC suffered actual damages (the "Damages") by reason of such breach in an amount exceeding the Rep. Basket and (iii) TIAA LLC did not have actual knowledge of such breach on or prior to the date hereof, then, subject to the next sentence, TIAA LLC shall be entitled to receive an amount equal to the Damages minus the Rep. Basket. Notwithstanding anything to the contrary contained herein (A) if Reckson breaches any representation or warranty with respect to a particular Property or Properties, then Reckson's liability to TIAA LLC and TIAA LLC's damages for such breach shall not exceed Reckson's Percentage Interest in the allocated value of that Property or Properties and
(B) in no event shall Reckson's liability for all breaches exceed $7,500,000.00 in the aggregate. Any amounts payable to TIAA LLC under this
Section 12.01(b) shall be paid to TIAA LLC within 30 days following the entry of such final, non-appealable order and delivery of a copy thereof to Reckson. TIAA LLC's sole remedy for breach of a representation or warranty contained herein is to seek damages, subject to the limitations in this paragraph.

                  (c) Each Member hereby represents and warrants to the other Member as of the date hereof that:

                       (i) It has the requisite partnership or limited liability company corporate power and authority to enter into and perform the terms of this Agreement; the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized and no other partnership, corporate, limited liability company or other action on the part of such Member or any of its shareholders, partners or members is necessary in order to permit such Member to consummate the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of such Member, enforceable in accordance with its terms as the same may be limited, however, by applicable insolvency, bankruptcy or other laws affecting creditors' rights generally or by general principles of law.

                      (ii) Neither the execution, delivery or performance by such Member of this Agreement or the transactions contemplated hereby will conflict with, or will result in a breach of, or will constitute a default under, (A) any agreement or instrument by which such Member may be bound or
(B) any legal requirement or any other judgment, statute, rule, law, order, decree, writ or injunction of any court or governmental authority.

                     (iii) Other than as set forth herein, no approval, consent, order or authorization of, or designation, registration or declaration with, any governmental authority or other third party is required in connection with the valid execution and delivery of, and compliance with, this Agreement by the Member and the performance by the Member of the transactions contemplated hereby which has not heretofore been obtained.

                      (iv) The tax identification number of such Member is as set forth by its signature block to this Agreement.

                  (d) TIAA LLC acknowledges that, except as expressly set forth in this Agreement, neither Reckson nor any of its Affiliates has made, and no such party is liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, representations or information pertaining to the Properties, the Property Owners, the income, expenses, operation or tax benefits of Reckson, the Properties, the status of the Interests or any other matter or thing with respect thereto.



                                 ARTICLE XIII
                           MISCELLANEOUS PROVISIONS

                  13.01   Compliance with LLC Act

                  Each Member agrees not to take any action or fail to take any action which, considered alone or in the aggregate with other actions or events, would result in the termination of the LLC under the LLC Act.

                  13.02  Additional Actions and Documents

                  Each of the Members hereby agrees to take or cause to be taken such further actions, to execute, acknowledge, deliver and file or cause to be executed, acknowledged, delivered and filed such further documents and instruments, and to use commercially reasonable efforts to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

                  13.03   Notices

                  All notices, demands, requests, or other communications which may be or are required to be given, served, delivered, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery (including delivery by internationally recognized courier), or facsimile transmission (with a copy simultaneously delivered by one of the other permitted methods of delivery), addressed as follows:

                  (a)      To Reckson:

                           c/o Reckson Associates Realty Corp.
                           225 Broadhollow Road
                           Melville, New York  11747
                           Attention:  Jason Barnett, Esq.

                           with a copy to:

                           Fried, Frank, Harris, Shriver & Jacobson
                           One New York Plaza
                           New York, New York  10004
                           Attention:  Joshua Mermelstein, Esq.


                  (b)      To TIAA LLC:

                           Teachers Insurance and Annuity
                           Association College Retirement Equities Fund
                           730 Third Avenue
                           New York, New York 10017-3206
                           Attention: Managing Director, Real Estate Portfolio and Vice President of Investments-Real Estate

                           with a copy to:

                           To TIAA LLC:

                           Teachers Insurance and Annuity
                           Association College Retirement Equities Fund
                           730 Third Avenue
                           New York, New York 10017-3206
                           Attention: Chief Counsel, Real Estate Law and Vice President of Investments-Real Estate

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served, delivered or sent. Each notice, demand, request, or communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed, given, served or delivered at such time as it is received by the addressee upon presentation or at such times as delivery is attempted in the case of any change in address as to which notice was not given to the other party as required hereunder or in the case of a refusal to accept delivery.

                  No provision in this Agreement that a failure of one Member to timely respond or object to a specified notice shall be treated as, or deemed to be, the approval of such Member of the matter set forth in the specified notice (or as a waiver of the Member's right to object thereto) unless such specified notice states in ALL CAPITAL LETTERS that the failure to timely respond or object to such specified notice within a specified time period set forth herein shall be treated as approval of such matter set forth herein (or as a waiver of such Member's right to object thereto).

                  13.04   Expenses

                  (a) TIAA LLC shall pay all costs of its due diligence in connection with this transaction. Each Member shall each pay its own legal fees and expenses in connection with the preparation, negotiation and execution of this Agreement. TIAA LLC shall be responsible for paying all costs of title insurance to insure its Interest and is exclusively entitled to any proceeds which may result from the title policies insuring its Interest. Reckson is exclusively entitled to any proceeds which may result from the title insurance policies insuring the Properties and the Property Owners' title therein as of the day before the date hereof. All other costs and expenses attributable to TIAA LLC's acquisition of its Interest shall be deemed to be LLC Charges. TIAA LLC acknowledges that, in connection with the transfer of the Properties to the LLC, TIAA LLC shall waive any obligation on the part of Operating Member to pursue Reckson OP under the warranty deeds executed in connection with such transfers and, if such a claim is made, any amounts collected pursuant to such claim shall be retained solely by Reckson.

                  (b) In the event of any dispute which results in legal proceedings between the Members, all reasonable legal fees, court costs and disbursements incurred in connection with such action by the party prevailing in such legal proceedings after a final non-appealable judgment of a court of competent jurisdiction has been entered shall be paid by the party not prevailing in such action within 10 days after demand therefor.

                  13.05   Obligations Are Without Recourse

                  Notwithstanding anything to the contrary contained in this Agreement, no recourse shall be had against either Member, whether by levy or execution or otherwise, for the payment of any loans or other payments due or for any other claim under this Agreement or based on the failure of performance or observance of any of the terms and conditions of this Agreement against such Member, the partners, members or shareholders of such Member or any predecessor, successor or Affiliate of such Member or any of their respective assets other than such Member's Interest or any undistributed Net Ordinary Cash Flow or Net Extraordinary Cash Flow due or to become due to such Member (collectively, "Undistributed Income") or against any principal, partner, shareholder, controlling person, officer, director, agent or employee of any of the aforesaid Persons, under any rule of law, statute or constitution, or by the enforcement of any assessment or penalty, or otherwise, nor shall any of such Persons be personally liable for any contributions, loans, payments or claims, or liable for any deficiency judgment based thereon or with respect thereto, it being expressly understood that the sole remedies of the LLC or any other Member with respect to such amounts and claims shall be against such Interest and such Member's Undistributed Income, and that all such liability of the aforesaid Persons, except as expressly provided in this Section, is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement; provided, however, that nothing contained in this Agreement (including, without limitation, the provisions of this Section), (a) shall constitute a waiver of any obligation of a Member under this Agreement, (b) shall be taken to prevent recourse to and the enforcement against such Interest and Undistributed Income for all of the respective liabilities, obligations, and undertakings of the aforesaid Persons contained in this Agreement, (c) shall be taken to prevent recourse to and the enforcement against (i) a transferring Member of its liabilities, obligations and undertakings contained in any instrument of assignment or indemnity delivered in connection with such transfer (but such recourse shall be limited to the proceeds received by such transferring Member in connection with the assignment to the purchasing Member (or its designee)) or (ii) any security delivered by any of the aforesaid Persons pursuant to this Agreement or (d) shall be taken to limit or restrict any action or proceeding against any of the aforesaid Persons which does not seek damages or a money judgment or does not seek to compel payment of money (or the performance of obligations which would require the payment of money) by any of the aforesaid Persons. For the purposes of this Section 13.05, the term "shareholder" shall be deemed to include the shareholders of any corporation which is a shareholder, principal, partner or agent and the term "partner" shall be deemed to include the partners of any partnership which is
(w) a partner in a partnership, (x) a shareholder in a corporation, (y) a principal or (z) an agent.

                  13.06   Time of the Essence

                  Except as otherwise expressly provided in this Agreement, time shall be of the essence with respect to all time periods set forth in this Agreement.

                  13.07   Ownership of LLC Assets

                  The Interest of each Member shall be personal property for all purposes. All real and other property owned by the LLC shall be deemed owned by the LLC as LLC property. No Member, individually, shall have any direct ownership of such property and title to such property shall be held in the name of the LLC.

                  13.08   Status Reports

                  Recognizing that each Member may find it necessary from time to time to establish to third parties, such as accountants, banks, mortgagees, prospective transferees of its Interest, or the like, the then current status of performance of the LLC and the Interests, each Member shall, within 10 Business Days following the written request of the other Member (provided any such written request is not made more than twice in any 12-month period), furnish a written statement (in recordable form, if requested) on the status of the following:

                  (a) that this Agreement is unmodified and in full force and effect (or if there have been modifications, that this Agreement is in full force and effect as modified and stating the modifications);

                  (b) stating whether or not to the best knowledge of such certifying Member (i) the other Member in the LLC is in default in keeping, observing or performing any of the terms contained in this Agreement and, if in default, specifying each such default (limited to those defaults of which the certifying Member has knowledge) and (ii) there has occurred an event that with the passage of time or the giving of notice, or both, would ripen into a default hereunder on the part of such other Member (limited to those events of which the certifying Member has knowledge);

                  (c) stating the amount of Default Loans made by or to such certifying Member and the amount of accrued but unpaid interest thereon; and

                  (d)  stating the Percentage Interests of the Members; and

                  (e) to the best of the knowledge and belief of the party making such statement, with respect to any other matters as may be reasonably requested by the other Member.

Such statement may be relied upon (and shall state that it may be relied upon) by the other Member and any other Person for whom such statement is requested, but no such statement shall operate as a waiver as to any default or other matter as to which the Member executing it did not have actual knowledge.

                  13.09   Survival

                  Subject to the provision of Section 12.01(b), it is the express intention and agreement of the Members that all covenants, agreements, statements, representations, warranties and indemnities made in this Agreement shall survive the execution and delivery of this Agreement.

                  13.10   Waivers

                  Neither the waiver by the LLC or either Member of a breach of or a default under any of the provisions of this Agreement, nor the failure of the LLC or either Member, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, remedy or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights, remedies or privileges hereunder. Each Member hereby waives the right to trial by jury in connection with any legal proceeding between the Members with respect to this Agreement or the LLC.

                  13.11   Exercise of Rights

                  No failure or delay on the part of either Member or the LLC in exercising any right, power or privilege hereunder and no course of dealing between the Members or between a Member and the LLC shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided in this Agreement, the rights and remedies herein expressly provided are cumulative and not exclusive of any other rights or remedies which either Member or the LLC would otherwise have at law or in equity or otherwise.

                  13.12   Binding Effect

                  Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of both Members and their respective heirs, devises, executors, administrators, legal representatives, successors and assigns.

                  13.13   Limitation on Benefits of this Agreement

                  It is the explicit intention of the Members that no Person other than the Members and the LLC is or shall be entitled to bring any action to enforce any provision of this Agreement against either Member or the LLC, and that the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the Members (or their respective successors and assigns as permitted hereunder), and the LLC.

                  13.14   Severability

                  The invalidity of any one or more provisions hereof or of any other agreement or instrument given pursuant to or in connection with this Agreement shall not affect the remaining portions of this Agreement or any such other agreement or instrument or any part thereof, all of which are inserted conditionally on their being held valid in law; and in the event that one or more of the provisions contained herein or therein should be invalid, or should operate to render this Agreement or any such other agreement or instrument invalid, this Agreement and such other agreements and instruments shall be construed as if such invalid provisions had not been inserted.

                  13.15   Amendment Procedure

                  This Agreement may only be modified or amended by the unanimous written consent of the Members.

                  13.16   Entire Agreement

                  This Agreement and any agreements executed contemporaneously herewith contain the entire agreement between the Members with respect to the matters contemplated herein, and supersede all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein and therein.

                  13.17   Headings

                  Article, Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

                  13.18   Governing Law

                  This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of Delaware (but not including the choice of law rules thereof).

                  13.19   Execution in Counterparts

                  To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

                  13.20   Consents and Approvals

                  No consent or approval requested of either Member shall be effective unless such consent or approval shall be delivered by such Member in a written instrument in advance of the action with respect to which such consent or approval was requested.

                  13.21   Brokerage

                  Each Member represents and warrants to the other Member that it has not dealt with any broker in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby except Eastdil Realty ("Broker"). Reckson will pay the Broker's commission by separate agreement and will indemnify TIAA LLC from any claims asserted against TIAA LLC or the LLC by Broker. Each Member shall indemnify the other and the LLC from any claims asserted against the other Member or the LLC by reason of any party other than Broker claiming to have dealt with such Member.

                  13.22   Indemnification

                  (a) The LLC shall indemnify each of the Members and hold them and their Affiliates (collectively, the "Indemnitees") harmless from and against any and all claims, demands, losses, damages, liabilities, lawsuits and other proceedings, judgments, awards, costs and expenses (including reasonable attorneys' fees, disbursements and court costs) to the extent the same arise directly or indirectly from the ownership, operation, use, maintenance or management of the Properties, provided the same does not arise out of the gross negligence or willful misconduct of, or willful breach of the express terms of this Agreement by, such Indemnitee. The LLC shall indemnify, defend and protect each Member from any losses, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by each Member by reason of its acts or omissions which are for or on behalf of the LLC, except for such Member's gross negligence or willful misconduct or willful breach of the express terms of this Agreement; provided, however, that in seeking to recover from the LLC either Member may look solely to the LLC Assets and neither Member (nor any of their Affiliates) shall be personally liable nor shall any of their (or their Affiliates') assets be available to satisfy any claim or judgment awarded to either Member seeking indemnity hereunder. Except in the case of gross negligence or willful misconduct or willful breach of the express terms of this Agreement by a Member, neither Member shall be liable to the other Member or the LLC for (i) any act or omission performed or omitted in good faith,
(ii) such Member's failure or refusal to perform any act, except those required by the terms of this Agreement or (iii) the negligence, dishonesty or bad faith of any agent, consultant or broker of the LLC selected, engaged or retained in good faith and with reasonable prudence. The indemnification provided by this Section 13.22 shall be recoverable only out of the LLC Assets, and neither Member shall have any personal liability (or obligation to contribute capital to the LLC) on account thereof. The Members shall be entitled to rely on the advice of counsel or public accountants experienced in the matter at issue and any act or omission of such Member pursuant to such advice shall in no event subject either Member to liability to the LLC or the other Member.

                  (b) Without limiting the provisions of Section 13.22(a) above, in any action brought against either Member pursuant to the LLC Act, the Member named as a defendant in such suit shall be entitled to be indemnified to the fullest extent permitted under Section 18-108 of the LLC Act or any other applicable law (the "Indemnity Laws") and, to the fullest extent permitted under the Indemnity Laws, the LLC shall advance any expenses incurred by such defending Member in defending such action, subject to repayment.

                  13.23   Business Day Extension

                  In the event any time period or any date provided in this Agreement ends or falls on a day other than a business day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding business day, and performance hereunder may be made on such Business Day with the same force and effect as if made on such other day.

                  13.24   Consent to Jurisdiction

                  Any legal suit, action or proceeding against either Member arising out of or relating to this Agreement, may be instituted in any Federal or state court in New York, New York, and each of the Members hereby waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and each of the Partners hereby irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

                  13.25   Transactions with Affiliates

                  Anything contained in this Agreement to the contrary notwithstanding, in addition to the Management Agreement, the Operating Member may cause the LLC or the Property Owners to enter into agreements or other arrangements for the furnishing to the LLC of goods or services with Frontline Capital Group LLC ("Frontline") or any entity in which Frontline has a direct or indirect investment or any Person who is an Affiliate of the Operating Member (including, but not limited to, agreements or arrangements for the construction of Tenant improvements and other construction relating to the Properties and telephone, internet and other communication services) if such agreements or other arrangements shall be on fair market terms and the services shall be competitive with those that the LLC would have obtained from an unaffiliated third party of quality and reputation similar to such Affiliate.

                  13.26   No Presumption

                  This Agreement shall be construed without regard to any presumption against the party causing this Agreement to be drafted.

                  13.27   Confidentiality

                  (a) Each of the Members represents and warrants that prior to the date hereof it has not, except with the consent of the other Members, disclosed any of the terms, conditions, obligations or matters contained in, or relating to, this Agreement and the transactions contemplated herein other than to their respective counsel, accountants and other advisors and their members, partners, managers, investors and lenders. Each of the Members covenants and agrees (and agrees to cause its employees, agents, or Affiliates) not to disclose the economic terms of this Agreement except (i) to any lender providing financing to the LLC, (ii) to such Member's lenders, accountants and attorneys, (iii) to any prospective purchaser of its Interest, so long as such party is bound by a confidentiality agreement on terms which are substantially similar in all respects to this Section 13.05, (iv) pursuant to a subpoena or order issued by a court, arbitrator or governmental body, agency or official, (v) to one or more of its potential investors, (vi) pursuant to any other governmental requirements (e.g., securities law requirements), or (vii) with the prior written consent of the other Member. To avoid any ambiguity, TIAA LLC recognizes and agrees that Reckson will be required to file this Agreement with the Securities and Exchange Commission. In the event that either Member shall receive a request to disclose any of the terms of this Agreement under a subpoena or order, such Member shall (x) promptly notify the LLC and the other Member, (y) consult with the LLC on the advisability of taking steps to resist or narrow such request, and (z) if disclosure is required or deemed advisable, reasonably cooperate with the LLC (at no cost to such Member) in any attempt it may make to obtain an order or other assurance that confidential treatment will be accorded those terms of this Agreement that are disclosed.

                  (b) No Member shall issue any press releases or other announcements regarding the transactions contemplated hereby unless the other Member first shall reasonably approve such release or announcement, in writing.

                  13.28   Intentionally Omitted



                  13.29   Cooperation of Operating Member

                  In the event of any proposed sale, assignment or other transfer of all or a portion of a Property or portion thereof or a transfer of an interest in any Member or a Transfer of any Member's Interest in accordance with the terms hereof, the Operating Member shall, or shall cause the Managing Agent to, upon reasonable notice, (a) make available to the prospective transferee at all reasonable hours all books of account, correspondence, leases, and all other information related to the Properties and to the management thereof at the request and expense of the requesting Member, or copies thereof; and (b) cause the management personnel involved directly or indirectly in the affairs of the LLC and the Property Owners to cooperate fully with the requesting Member and its proposed transferee or designees of either of them and furnish information in their possession as reasonably requested by such persons as to the status of the affairs of the LLC and the Property Owners.

                  13.30   Arbitration

                  (a) Except as otherwise expressly provided herein, any dispute requiring arbitration in accordance with the terms of this Agreement shall be finally settled by arbitration in accordance with the CPR Institute for Dispute Resolution Rules for Non-Administered Arbitration, except as modified herein. The place of arbitration shall be New York, New York. Either Party may commence arbitration by addressing to the other party a notice of arbitration. Within 5 days after receipt of the notice of arbitration, the respondent shall deliver to the claimant a notice of defense. In the event respondent does not deliver such a notice, all claims set forth in the demand shall be deemed denied.

                  (b) The arbitration shall be conducted by a sole arbitrator jointly appointed by the parties within 10 days of receipt by the respondent of the notice of arbitration. If the parties have not jointly appointed an arbitrator by that time, either party may request the CPR to appoint the sole arbitrator, and the CPR shall endeavor to make the appointment within 5 days of that request, provided, however, that its failure to meet that deadline shall in no way impair the effectiveness of the appointment. The CPR shall endeavor to appoint as arbitrator a person with substantial experience in the real estate business, but the appointee's qualifications or lack of qualifications in this respect shall under no circumstances impair the effectiveness of the appointment or provide cause for challenge. The CPR shall have no obligation to follow the procedures set forth in Rule 6, but shall instead appoint a person whom it deems qualified to serve.

                  (c) The arbitrator shall have authority to take all steps necessary and appropriate in order to hold a hearing within 40 days of his or her appointment and to render an award within 5 days thereafter. The arbitrator shall have full discretion to set the procedure or modify the Rules in any way he or she deems necessary in order to meet those deadlines, provided, however, that failure to meet those deadlines shall in no way affect the validity or effectiveness of the award.

                  (d) The arbitrator shall have no authority to award damages of any kind in connection with any matter or claim that is subject to arbitration under this Agreement and the parties expressly waive their right to seek any damages for any matter or claim which is subject to arbitration hereunder.

                  (e) The arbitration and this clause shall be governed by Title 9 (Arbitration) of the United States Code, and judgment on the award may be entered by any court of competent jurisdiction. The arbitrator's award shall be final and binding upon the parties. The parties herewith consent to jurisdiction in the federal and state courts located in the County of New York, State of New York, for the purpose of enforcing the award.

                  (f) Each party is required to continue to perform its obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement, unless to do so would be impossible or impracticable under the circumstances.

                  13.31   Lender's Rights

                  If a mortgage is granted with respect to a Property, the mortgagee may foreclose on its collateral free and clear of any rights under Articles 9 or 10 on the part of the Members under this Agreement.

                  13.32   Art Work

                  All art work at or on the Properties as of the date hereof (except for the art work described on Schedule 9) (all such art work other than as set forth on Schedule 9, is collectively, the "Reckson Artwork"), shall be the exclusive personal property of members of Senior Management of Reckson or Affiliates of Reckson other than a Property Owner. Reckson or any of its agents may at any time remove the Reckson Artwork and the LLC shall agree to cure any damage to the Properties caused by such removal other than structural damage, which shall be the responsibility of Reckson. Notwithstanding the foregoing, no rental (or other fee) shall be charged to the Property Owner or the LLC in connection with the Reckson Artwork.

                  13.33   Signage

                  Reckson may place at the Properties signs, logos and other items identifying the Properties as "Reckson" or "RA" properties or as properties "managed by Reckson" (or employing similar nomenclature); provided that in no event shall it be stated on such items that the Properties are "owned" by Reckson.

                  13.34   Ground Lease

                  Without in any way limiting Reckson's rights elsewhere under this Agreement, Reckson may cause the LLC to guarantee to the landlord under the Ground Lease the obligations of the tenant thereunder accruing from and after the date hereof, it being understood and acknowledged by TIAA LLC that a primary purpose of such guarantee shall be to obtain the release of Reckson OP from its obligations under the Ground Lease.

                  IN WITNESS WHEREOF, the undersigned have caused this Operating Agreement to be duly executed on their behalf as of the day and year first hereinabove set forth.

                                    RECKSON TRI-STATE MEMBER LLC

                                    Reckson Operating Partnership, L.P.

                                    By:  Reckson Associates Realty Corp.,
                                         its general partner

                                         By:__________________________
                                            Name:
                                            Title:
                                            Tax Identification Number:
                                             11-3233647


                                    TIAA TRI-STATE LLC

                                    By:  Teachers Insurance And Annuity
                                         Association, its sole Member

                                         By:__________________________
                                            Name:
                                            Title:
                                            Tax Identification Number:

                                 SCHEDULE 3


                  The parties acknowledge that in connection with its engineering review of Stamford Towers TIAA LLC had identified a potential issue relating to the installation of the exterior pre-cast concrete facade panels (the "Potential Issue"). From and after the date hereof, Reckson, acting reasonably and in good faith, with the best interest of the LLC in mind, will continue to investigate and take the appropriate actions in addressing the Potential Issue, including retaining Wiss Janney, or another reputable engineering firm reasonably acceptable to TIAA LLC, to prescribe a plan of action to further investigate the Potential Issue. If as a result of such investigation the engineering firm recommends that repairs be made to remediate the Potential Issue, Reckson shall promptly cause the LLC to make such repairs. The cost of such repairs shall be borne as follows:

                  (a) The first $823,000 of cost shall be borne by the LLC as an LLC Charge;

                  (b) Any additional cost shall be contributed by Reckson to the LLC (without any increase in its Capital Account or any increase in its deemed Capital Contribution or Percentage Interest).

                              OPERATING AGREEMENT
                                      OF
                               RT TRI-STATE LLC

                               TABLE OF CONTENTS
                                                                                                               Page

ARTICLE I DEFINITIONS.............................................................................................2
ARTICLE II FILING/ADMISSION; NAME; PLACE OF BUSINESS.............................................................19
         2.01 Filing/Admission of TIAA LLC.......................................................................19
         2.02 Name of LLC........................................................................................19
         2.03 Place of Business..................................................................................20
         2.04 Registered Office and Registered Agent.............................................................20
ARTICLE III PURPOSES AND POWERS OF LLC...........................................................................20
         3.01 Purposes...........................................................................................20
         3.02 Powers.............................................................................................20
ARTICLE IV TERM OF LLC...........................................................................................21
ARTICLE V CAPITAL................................................................................................21
         5.01 Capital Contributions and Percentage Interests of the Members......................................21
         5.02 Additional Contributions...........................................................................24
         5.03 Liability of Members...............................................................................27
         5.04 Return of Capital..................................................................................27
ARTICLE VI ALLOCATION OF PROFITS AND LOSSES; DISTRIBUTIONS.......................................................27
         6.01 Capital Accounts...................................................................................27
         6.02 Allocation of Net Income or Net Loss...............................................................28
         6.03 Allocations of Nonrecourse Deductions; Minimum Gain Chargeback; Qualified  Income Offset...........28
         6.04 Tax Allocations; Allocation of Income and Loss With Respect to LLC Interests Transferred...........29
         6.05 Distributions of Net Ordinary Cash  Flow and Net Extraordinary Cash Flow...........................30
         6.06 Section 754 Election...............................................................................31
ARTICLE VII MANAGEMENT...........................................................................................31
         7.01 General Scope of Duties and Authority..............................................................31
         7.02 Joint Decisions....................................................................................31
         7.03 Business Plan......................................................................................36
         7.04 Other Activities of Members........................................................................39
         7.05 Right of First Negotiation on 101 JFK Parkway......................................................39
ARTICLE VIII BANK ACCOUNTS; BOOKS AND RECORDS;  STATEMENTS; TAXES; FISCAL YEAR...................................40
         8.01 Books of Account...................................................................................40
         8.02 Fiscal Year........................................................................................40
         8.03 Bank Accounts......................................................................................40
         8.04 Financial Statements...............................................................................41
         8.05 Tax Returns; Tax Matters Partner...................................................................41
         8.06 Partnership........................................................................................42
         8.07 Management Agreement Records.......................................................................42
ARTICLE IX TRANSFERS OF INTERESTS; RIGHT OF FIRST REFUSAL; PLEDGES...............................................42
         9.01 Restrictions on Transfers and Pledges of LLC Interests.............................................42
         9.02 Intentionally Omitted..............................................................................43
         9.03 Transfers and Pledges to Affiliates................................................................43
         9.04 Right of First Refusal.............................................................................44
         9.05 Buy-Sell of Properties.............................................................................48
         9.06 Special Transfer Provisions Applicable to Reckson..................................................50
         9.07 Conditions Applicable to All Transfers.............................................................57
         9.08 Admission of Transferee............................................................................59
         9.09 Pledge of Interest.................................................................................59
ARTICLE X SALE AND FINANCING OF PROPERTIES.......................................................................61
         10.01 Sale of Properties to Third Parties...............................................................61
         10.02 Relationship of Certain Rights....................................................................64
         10.03 Financing/Refinancing by Reckson..................................................................64
ARTICLE XI DISSOLUTION AND LIQUIDATION...........................................................................68
         11.01 Events Causing Dissolution........................................................................68
         11.02 Right to Continue Business of the LLC.............................................................69
         11.03 Distributions Upon Dissolution....................................................................69
ARTICLE XII REPRESENTATIONS AND WARRANTIES.......................................................................70
         12.01 Representations and Warranties....................................................................70
ARTICLE XIII MISCELLANEOUS PROVISIONS............................................................................75
         13.01 Compliance with LLC Act...........................................................................75
         13.02 Additional Actions and Documents..................................................................75
         13.03 Notices...........................................................................................76
         13.04 Expenses..........................................................................................77
         13.05 Obligations Are Without Recourse..................................................................78
         13.06 Time of the Essence...............................................................................79
         13.07 Ownership of LLC Assets...........................................................................79
         13.08 Status Reports....................................................................................79
         13.09 Survival..........................................................................................80
         13.10 Waivers...........................................................................................80
         13.11 Exercise of Rights................................................................................80
         13.12 Binding Effect....................................................................................80
         13.13 Limitation on Benefits of this Agreement..........................................................80
         13.14 Severability......................................................................................81
         13.15 Amendment Procedure...............................................................................81
         13.16 Entire Agreement..................................................................................81
         13.17 Headings..........................................................................................81
         13.18 Governing Law.....................................................................................81
         13.19 Execution in Counterparts.........................................................................82
         13.20 Consents and Approvals............................................................................82
         13.21 Brokerage.........................................................................................82
         13.22 Indemnification...................................................................................82
         13.23 Business Day Extension............................................................................83
         13.24 Consent to Jurisdiction...........................................................................83
         13.25 Transactions with Affiliates......................................................................84
         13.26 No Presumption....................................................................................84
         13.27 Confidentiality...................................................................................84
         13.28 Intentionally Omitted.............................................................................85
         13.29 Cooperation of Operating Member...................................................................85
         13.30 Arbitration.......................................................................................85
         13.31 Lender's Rights...................................................................................86
         13.32 Art Work..........................................................................................86
         13.33 Signage...........................................................................................87
         13.34 Ground Lease......................................................................................87




SCHEDULES
---------

SCHEDULE 1           ALLOCATED VALUES

SCHEDULE 2-A         LLC CAPITAL PROJECT COSTS

SCHEDULE 2-B         LLC LEASING COSTS

SCHEDULE 3           MISCELLANEOUS LIABILITIES UNDER LEASES

SCHEDULE 4           APPROVED ENTITY LIST

SCHEDULE 5           APPLICABLE LEASES

SCHEDULE 6           LEASES

SCHEDULE 7           BROKERAGE COMMISSIONS

SCHEDULE 8           INSURANCE

SCHEDULE 9           RECKSON ARTWORK



EXHIBITS

EXHIBIT A            FORM OF MANAGEMENT AGREEMENT

EXHIBIT B            INTENTIONALLY OMITTED

EXHIBIT C            FISCAL YEAR 2000 BUSINESS PLAN

EXHIBIT D            CAPITAL BUDGET PROJECTIONS FOR FISCAL
                     YEARS 2001 AND 2002